Exhibit 10.2

LOAN AND SECURITY AGREEMENT

Dated as of June 28, 2024

among

SOUTH OCEAN FUNDING, LLC,
as Lender,

INSEEGO CORP.,
as the Borrower,

and

INSEEGO WIRELESS, INC.
and

INSEEGO NORTH AMERICA, LLC,

as Guarantors

TABLE OF CONTENTS

Page

1.	THE LOAN AND TERMS OF PAYMENT.		1
	1.1	Amount of the Loan	1
	1.2	[Reserved]	1
	1.3	[Reserved]	1
	1.4	Notice of Borrowing; Manner of Borrowing	1
	1.5	Several Obligations of Credit Parties	2
	1.6	Conditions Precedent to Effectiveness	2
	1.7	Payments Generally	3
	1.8	Prepayments / Voluntary Prepayments / Application of Prepayments	3
	1.9	Obligations Unconditional	4
	1.10	Reversal of Payments	4
	1.11	Extension of Maturity	5
2.	INTEREST AND FEES; LOAN ACCOUNT.		6
	2.1	Interest	6
	2.2	Fees	6
	2.3	Computation of Interest and Fees	6
	2.4	Loan Account; Monthly Accountings	6
	2.5	Further Obligations; Maximum Lawful Rate	6
3.	SECURITY INTEREST GRANT / POSSESSORY COLLATERAL / FURTHER ASSURANCES.		7
	3.1	Grant of Security Interest	7
	3.2	Possessory Collateral	8
	3.3	Further Assurances	8
	3.4	UCC Financing Statements	9
4.	CERTAIN PROVISIONS REGARDING ACCOUNTS, INVENTORY, COLLECTIONS, APPLICATIONS OF PAYMENTS, INSPECTION RIGHTS AND APPRAISALS.		9

	4.1	Controlled Accounts; Blocked Account	9
	4.2	Application of Payments	10
	4.3	Notification; Verification	10
	4.4	Power of Attorney	10
	4.5	Disputes	11
	4.6	Inventory	11
	4.7	Access to Collateral, Books and Records	12
	4.8	Appraisals	12

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5.	REPRESENTATIONS, WARRANTIES AND COVENANTS.		12
	5.1	Existence and Authority	12
	5.2	Names; Trade Names and Styles	13
	5.3	Title to Collateral; Third Party Locations; Permitted Liens	13
	5.4	Accounts, Chattel Paper and Inventory	13
	5.5	Electronic Chattel Paper	13
	5.6	Capitalization; Investment Property	14
	5.7	Commercial Tort Claims	15
	5.8	Jurisdiction of Organization; Location of Collateral	15
	5.9	Financial Statements and Reports; Solvency	15
	5.10	Tax Returns and Payments; Pension Contributions	16
	5.11	Compliance with Laws; Intellectual Property; Licenses	16
	5.12	Litigation	17
	5.13	Use of Proceeds	18
	5.14	Insurance	18
	5.15	Financial, Collateral and Other Reporting / Notices	18
	5.16	Litigation Cooperation	19
	5.17	Maintenance of Collateral, Etc.	20
	5.18	Material Contracts	20
	5.19	No Default	20
	5.20	No Material Adverse Change	20
	5.21	Full Disclosure	20
	5.22	Sensitive Payments	20
	5.23	Borrower	20
	5.24	Convertible Notes	20
	5.25	Negative Covenants	21
	5.26	Highbridge Note	23
	5.27	Employee and Labor Matters	23
	5.28	Post-Closing Matters	23
	5.29	Updates to the Information Certificate	24
6.	LIMITATION OF LIABILITY AND INDEMNITY.		24
	6.1	Limitation of Liability	24
	6.2	Indemnity/Currency Indemnity	24
7.	EVENTS OF DEFAULT AND REMEDIES.		25
	7.1	Events of Default	25
	7.2	Remedies with Respect to Acceleration, Etc.	27
	7.3	Remedies with Respect to Collateral	27
	7.4	Application of Payments	31
	7.5	Lender May File Proofs of Claim	31

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8.	LOAN GUARANTY.		32
	8.1	Guaranty	32
	8.2	Guaranty of Payment	32
	8.3	No Discharge or Diminishment of Loan Guaranty	32
	8.4	Defenses Waived	32
	8.5	Rights of Subrogation	33
	8.6	Reinstatement; Stay of Acceleration	33
	8.7	Information	33
	8.8	Termination	33
	8.9	Maximum Liability	33
	8.10	Contribution	34
	8.11	Liability Cumulative	34
9.	PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES.		34
	9.1	Taxes	34
10.	GENERAL PROVISIONS.		36
	10.1	Notices	36
	10.2	Severability	38
	10.3	Integration	38
	10.4	Waivers	39
	10.5	Amendment	39
	10.6	Time of Essence	39
	10.7	Expenses, Fee and Costs Reimbursement	39
	10.8	Benefit of Agreement; Assignability	39
	10.9	Recordation of Assignment	40
	10.10	Participations	40
	10.11	Headings; Construction	40
	10.12	USA PATRIOT Act Notification	41
	10.13	Counterparts; Email Signatures	41
	10.14	GOVERNING LAW	41
	10.15	WAIVERS AND JURISDICTION	41
	10.16	Publication	41
	10.17	Confidentiality	42
	10.18	Nonliability of Lender	42
	10.19	Release of Collateral	42

Information Certificate(s)
Schedule A(1)	Description of Certain Terms
Schedule A(2)	Loan Commitments
Schedule B	Definitions
Schedule C	[Reserved]
Schedule D	Reporting
Schedule E	[Reserved]
Exhibit A	Form of Notice of Borrowing
Exhibit B	Closing Checklist
Exhibit C	[Reserved]
Exhibit D	Authorized Accounts Form
Exhibit E	[Reserved]
Exhibit F	Form of Compliance Certificate
Exhibit G	Form of Intellectual Property Security Agreement

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Loan and Security Agreement

This Loan and Security Agreement (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of June 28, 2024 among South Ocean Funding, LLC, a Florida limited liability company, together with its successors and assigns (“Lender”), each “Closing Date Participant” (as defined herein; Lender and each Closing Date Participant, collectively, the “Credit Parties” and each, individually, a “Credit Party”), Inseego Corp., a Delaware corporation (the “Borrower”), Inseego Wireless, Inc., a Delaware corporation (“Inseego Wireless”), and Inseego North America, LLC, an Oregon limited liability company (“Inseego North America” and together with Inseego Wireless and any other Person who from time to time becomes a Guarantor hereunder, collectively, the “Guarantors” and each, individually, a “Guarantor”). The Schedules and Exhibits to this Agreement are an integral part of this Agreement and are incorporated herein by reference. Terms used, but not defined elsewhere, in this Agreement are defined in Schedule B.

WHEREAS, the Borrower has requested the Loan from Lender, with the participation of the Closing Date Participants, in order for the Borrower to repay a portion of the Indebtedness outstanding under the Highbridge Note, and, upon such payment, all obligations of the Borrower to Highbridge arising under, or pursuant to, the Highbridge Note and the other Convertible Notes Documents, including any rights of Highbridge to convert any such obligations to equity interests in the Borrower, shall be deemed fully satisfied as though such obligations were repaid in full.

WHEREAS, pursuant to each of (a) that certain Participation Agreement, dated as of the date hereof, by and among Lender and North Sound Ventures, LP, a Delaware limited partnership (“North Sound”), and (b) that certain Participation Agreement, dated as of the date hereof, by and among Lender and Philip Brace, a natural person domiciled in California (“Brace” and together with North Sound, collectively, the “Closing Date Participants” and each, individually, a “Closing Date Participant”; each such Participation Agreement, collectively, the “Closing Date Participation Agreements”, and individually, a “Closing Date Participation Agreement), each of the Closing Date Participants has agreed to purchase, acquire and assume its Participation Percentage (as defined in the Closing Date Participation Agreements) (i) of the Loan Commitment and (ii) the Loan.

WHEREAS, the Credit Parties have agreed, severally, in an amount not to exceed such Credit Party’s Loan Commitment, to make the Loan, subject to the terms and conditions hereof and the other Loan Documents.

1.	THE LOAN AND TERMS OF PAYMENT.

1.1 Amount of the Loan. Subject to the terms and conditions contained in this Agreement, including Section 1.6, each Credit Party severally agrees, on the date that is specified by the Borrower in the Notice of Borrowing which must occur no later than the Outside Funding Date (such date, the “Funding Date”), to make a term loan to the Borrower in a principal amount equal to such Credit Party’s respective Loan Commitment and in an aggregate principal amount of $19,500,000 (the “Loan”). The Loan shall be made in, and repayable in, Dollars. Each Credit Parties’ Loan Commitment shall terminate immediately and without further action on the Funding Date after giving effect to the making of the Loan or on the Outside Funding Date if the Loan is not made on or before such date. The Borrower may not reborrow any principal amount repaid or prepaid on the Loan.

1.2 [Reserved](a).

1.3 [Reserved](a).

1.4 Notice of Borrowing; Manner of Borrowing(a). The Borrower shall request the Loan by an Authorized Officer delivering, in writing, a Notice of Borrowing substantially in the form of Exhibit A hereto (such request, the “Notice of Borrowing”) to the Credit Parties. Subject to the terms and conditions of this Agreement, including Sections 1.1 and 1.6, each Credit Party shall deliver the amount of the Loan equal to its Loan Commitment for credit to an account of the Borrower at a bank in the United States of America as the Borrower may specify in the Notice of Borrowing by wire transfer of immediately available funds on the Funding Date. Each Credit Party may charge to the Borrower such Credit Party’s usual and customary fees for the wire transfer of its pro rata share of the Loan. Notwithstanding anything herein or in any other Loan Document to the contrary, no Credit Party shall have any liability or obligation of any kind whatsoever to the Borrower for any default, failure or delay, willful or otherwise, on the part of any other Credit Party’s failure to fund the amount of such Closing Date Participant’s Loan Commitment on the Funding Date.

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1.5 Several Obligations of Credit Parties(a). The obligations of each Credit Party hereunder to fund its Loan Commitment on the Funding Date and of each Closing Date Participant to make payments to Lender when and as required under the Participation Agreements are several and not joint. The failure of any Credit Party to fund its Loan Commitment on the Funding Date or of any Closing Date Participant to make any payment required under the Closing Date Participation Agreements on any date required thereunder shall not relieve any other Credit Party of its corresponding obligations to do so on such date, and no Credit Party shall be responsible for the failure of any other Credit Party to so fund its Loan Commitment or of any Closing Date Participant’s failure to make any required payment under the applicable Closing Date Participation Agreement.

1.6 Conditions Precedent to Effectiveness.

(a) Closing Date. The effectiveness of this Agreement is subject to the satisfaction or waiver of the following conditions precedent, all of which must be satisfied in a manner reasonably acceptable to Lender (and, as applicable, pursuant to documentation which, in each case, is in form and substance reasonably acceptable to Lender) as of the Closing Date: (i) each applicable Loan Party and each Closing Date Participant shall have duly executed and/or delivered, or, as applicable, shall have caused such other applicable Persons to have duly executed and/or delivered, to Lender such agreements, instruments, documents and/or certificates listed on the closing checklist attached hereto as Exhibit B; (ii) each Credit Party shall have completed its business and legal due diligence pertaining to the Loan Parties, their respective businesses and assets, with results thereof satisfactory to each such Credit Party in its sole discretion; (iii) the Borrower shall have paid to Lender all fees due on the date hereof, and shall have paid or reimbursed Lender for all of Lender’s costs, charges and expenses incurred through the Closing Date to the extent invoiced at least two days prior to the Closing Date; (iv) each applicable Loan Party shall have duly executed and/or delivered, or, as applicable, shall have caused such other applicable Persons to have duly executed and/or delivered, to Lender such further agreements, instruments, documents, proxies and certificates as Lender may require in connection therewith; (v) each of the representations and warranties set forth in this Agreement, the Information Certificate(s) and in the other Loan Documents shall be true and correct in all material respects (without duplication of materiality qualifiers therein) as of the Closing Date (or, to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct in all material respects (without duplication of materiality qualifiers therein) as of such earlier date), both before and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents; and (vi) no Default or Event of Default shall have occurred and be continuing, both before and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents.

(b) Funding Date. The obligation of each Credit Party to fund its Loan Commitment on the Funding Date is subject solely to the following conditions precedent, all of which must be satisfied in a manner reasonably acceptable to Lender (and, as applicable, pursuant to documentation which, in each case, is in form and substance reasonably acceptable to Lender) as of the Funding Date: (i) each of the representations and warranties set forth in this Agreement, the Information Certificate(s) and in the other Loan Documents shall be true and correct in all material respects (without duplication of materiality qualifiers therein) as of the Funding Date (or, to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct in all material respects (without duplication of materiality qualifiers therein) as of such earlier date), both before and after giving effect to the funding of the Loan; (ii) no Default or Event of Default shall have occurred and be continuing, both before and after giving effect to the funding of the Loan; and (iii) the Borrower shall have delivered evidence satisfactory to each Credit Party that each other Credit Party shall fund its Loan Commitment on the Funding Date.

(c) Without limiting the generality of Section 1.06(a) or (b), for purposes of determining satisfaction of the conditions specified in this Section 1.6, each Credit Party that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to Lender unless Lender shall have received notice from another Credit Party prior to the proposed Closing Date or Funding Date, as applicable, specifying its objection thereto.

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1.7 Payments Generally.

(a) Payments by Borrower. All payments to be made by the Borrower hereunder and the other Loan Documents shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all such payments shall be made to Lender, for the account of the respective Credit Parties to which such payment is owed, at Lender’s Office in immediately available funds not later than 12:00 noon (New York City time) on the date specified herein. All amounts received by Lender after such time on any date shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue. Lender will promptly distribute to each other Credit Party its ratable share (or other applicable share as provided herein or in the applicable Closing Date Participation Agreement) of such payment in like funds as received by wire transfer to such Credit Party’s applicable office (or otherwise distribute such payment in like funds as received to the Person or Persons entitled thereto as provided herein). If any payment to be made by the Borrower shall fall due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such next succeeding Business Day would fall after the Maturity Date, payment shall be made on the immediately preceding Business Day.

(b) Application of Insufficient Payments. Subject to Section 7.02, if at any time insufficient funds are received by and available to Lender to pay fully all amounts of principal, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest, fees and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) Maturity Date Payment. All outstanding monetary Obligations (including all accrued interest, the Exit Fee and any other unpaid fees) shall be payable in full on the Maturity Date.

(d) Currency Due. If, notwithstanding the terms of this Agreement or any other Loan Document, any Credit Party receives any payment from, or on behalf of, the Borrower or any other Person in a currency other than the Currency Due, Lender may convert the payment (including the monetary proceeds of realization upon any Collateral and any funds then held in a cash collateral account) into the Currency Due at the exchange rate selected by Lender in the manner contemplated by Section 6.2(b) and the Borrower shall reimburse Lender on demand for all reasonable costs incurred with respect thereto. To the extent permitted by law, the obligation shall be satisfied only to the extent of the amount actually received by Lender upon such conversion.

1.8 Prepayments / Voluntary Prepayments / Application of Prepayments.

(a) Mandatory Prepayment Events. The Borrower shall be required to prepay the unpaid principal balance of the Loan, together with the unpaid interest thereon and the applicable Exit Fee payable on such principal repayment, within three Business Days following the date of each and every Prepayment Event (and within three Business Days following any date thereafter on which proceeds pertaining thereto are received by any Loan Party), in each case, without any demand or notice from Lender or any other Person, all of which is hereby expressly waived by the Borrower, in the amount of 100% (or such lesser amount set forth in the proviso hereto) of the Net Cash Proceeds received by any Loan Party with respect to such Prepayment Event; provided that (i) with respect to a Prepayment Event of the type described in clause (c) of the definition thereof, so long as no Event of Default exists and to the extent that the Net Cash Proceeds received by such Person as a result of such Prepayment Event exceed $1,000,000 in the aggregate during any Fiscal Year, the Borrower shall only be required to apply 50% of such Net Cash Proceeds over such $1,000,000 threshold and (ii) with respect to a Prepayment Event of the type described in clause (e) of the definition thereof, so long as no Event of Default exists and to the extent that the Net Cash Proceeds received by such Person as a result of such Prepayment Event exceeds $1,000,000 in the aggregate during any Fiscal Year, the Borrower shall only be required to apply 100% of such Net Cash Proceeds over such $1,000,000 threshold.

(b) [Reserved].

(c) [Reserved].

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(d) [Reserved].

(e) Voluntary Prepayment of the Loan. Subject to Section 2.2, the Borrower may, at its option, prepay the Loan without premium or penalty (other than the Exit Fee), in whole or in part, at any time and from time to time, by giving at least three Business Days’ prior and irrevocable written notice to Lender specifying the date and the amount of such prepayment. All prepayments of the Loan shall be applied in the inverse order of maturity and no partial prepayment shall alter, reduce or eliminate any payment otherwise due hereunder. Any such prepayment, whether in whole or in part, shall be accompanied by the applicable Exit Fee payable on the principal amount so prepaid, and all interest accrued under this Agreement to the date of such prepayment and all other amounts due and payable hereunder or under any of the other Loan Documents.

1.9 Obligations Unconditional.

(a) The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of each Loan Party and shall be independent of any defense (other than the defense of payment) or rights of set-off, recoupment or counterclaim which any Loan Party or any other Person might otherwise have against any Credit Party, their Affiliates, or any other Person. All payments required by this Agreement and/or the other Loan Documents shall be made in Dollars (unless payment in a different currency is expressly provided otherwise in the applicable Loan Document).

(b) To the extent applicable to any Credit Party, if, at any time and from time to time after the Closing Date (or at any time before or after the Closing Date with respect to (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith or (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case, for purposes of this clause (y) pursuant to Basel III, regardless of the date enacted, adopted or issued), (i) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or application thereof or (iii) compliance by any Credit Party with any request or directive (whether or not having the force of law) from any Governmental Authority, central bank or comparable agency (A) subjects any Credit Party to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Lender of any amount payable thereunder (other than (1) Indemnified Taxes, (2) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (3) Other Connection Taxes that are imposed on, or measured by, net income (however denominated) or that are franchise Taxes or branch profits Taxes) or (B) imposes on any Credit Party any other condition or increased cost in connection with the transactions contemplated thereby or participations therein, and the result of any of the foregoing is to increase the cost to any Credit Party of continuing the Loan or to reduce any amount receivable hereunder or under any other Loan Documents, then, in any such case, the Borrower shall promptly pay to such Credit Party, when notified to do so by such Credit Party, any additional amounts necessary to compensate such Credit Party, on an after-tax basis, for such additional cost or reduced amount as determined by such Credit Party. Each such notice of additional amounts payable pursuant to this Section 1.9(b) submitted by any Credit Party to the Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

(c) This Section 1.9 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

1.10 Reversal of Payments. To the extent that any payment by or on behalf of any Loan Party is made to Lender or any other Credit Party, or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender or any other Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Credit Party severally agrees to pay to Lender upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Lender, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by Lender. This Section 1.10 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

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1.11 Extension of Maturity.

(a) Request for Extension. Each Credit Party may, in its sole and absolute discretion, upon receipt of notice from the Borrower to Lender (who shall promptly notify the other Credit Parties) not earlier than 45 days and not later than 35 days prior to the Scheduled Maturity Date then in effect hereunder (the “Existing Maturity Date”), agree to extend the Scheduled Maturity Date for up to an additional six months from the Existing Maturity Date. Each Closing Date Participant shall, in such event, notify Lender whether it agrees to the extension request in accordance with the terms of each applicable Closing Date Participation Agreement. Any Closing Date Participant that elects not to extend the Scheduled Maturity Date shall be a “Non-Extending Participant”. Any Credit Party’s election to extend the Scheduled Maturity Date shall not obligate any other Credit Party to agree to such extension.

(b) [Reserved].

(c) Notification by Lender. Lender shall notify the Borrower of its, and each Closing Date Participant’s, determination under this Section 1.11 no later than the date 30 days prior to the Existing Maturity Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d) Additional Participants. The Borrower shall have the right, on or before the Existing Maturity Date to replace any Non-Extending Participant’s outstanding portion of the Loan with, and add as “Closing Date Participants” under this Agreement in place thereof, one or more new participants (each, an “Additional Participant”) with the consent of Lender, each of which Additional Participants shall have entered into a participation agreement, substantially similar to the Closing Date Participation Agreements (unless otherwise agreed by Lender), or an assignment and assumption in a form reasonably acceptable to Lender of the applicable existing Closing Date Participation Agreement, pursuant to which such Additional Participant shall, effective as of the Existing Maturity Date, acquire all of the Non-Extending Participant’s interest in the Loan of such Non-Extending Participant set forth in such participation agreement.

(e) Conditions to Effectiveness of Extension. Notwithstanding the foregoing, the extension of the Scheduled Maturity Date pursuant to this Section 1.11 shall not be effective with respect to any Credit Party unless:

(i) no Default, Event of Default or Material Adverse Effect shall have occurred and be continuing on the date of such extension and after giving effect thereto;

(ii) each of the representations and warranties set forth in this Agreement are true and correct in all material respects (without duplication of materiality qualifiers therein) on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct in all material respects (without duplication of materiality qualifiers therein) as of such earlier date);

(iii) on or before the Scheduled Maturity Date, the Borrower shall have paid in full (A) the principal of, and interest on, the portion of the Loan made by each Non-Extending Participant to the Borrower hereunder and (B) all other amounts owing to such Non-Extending Participant; and

(iv) on or before the Scheduled Maturity, the Borrower shall have paid to Lender, for the account of each Credit Party that has agreed to the extension in accordance with their pro rata shares of the Loan, an extension fee in an amount equal to $200,000.

(f) Amendment; Sharing of Payments. In connection with the extension of the Scheduled Maturity Date, the Borrower, Lender and each extending Closing Date Participant may make such amendments to this Agreement as Lender reasonably determines to be necessary to evidence the extension. This Section 1.11 shall supersede Section 10.5.

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2.	INTEREST AND FEES; LOAN ACCOUNT.

2.1 Interest.

The Loan and other monetary Obligations shall bear interest at the Interest Rate and accrued interest shall be payable (i) on the first day of each month in arrears, (ii) upon a prepayment of the Loan in accordance with Section 1.8 and (iii) on the Maturity Date; provided that, after the occurrence and during the continuation of an Event of Default, the Loan and other monetary Obligations shall bear interest at the Default Rate, and all such interest shall be payable on demand.

2.2 Fees.

(a) The Borrower shall pay to Lender for its own account the fees set forth in the Fee Letter on the dates set forth therein, which fees are in addition to all fees and other sums payable by the Borrower or any other Person to Lender under this Agreement or under any other Loan Document, and, in each case, are not refundable once paid.

(b) The Borrower shall pay Lender, for the account of each Credit Party in accordance with their pro rata shares of the Loan, the fee in an amount equal to the product of (i) 4.00% multiplied by (ii) the aggregate principal amount of the Loan so prepaid or repaid (the “Exit Fee”) (which fee is in addition to all fees and other sums payable by the Borrower or any other Person to Lender under this Agreement or under any other Loan Document, and, in each case, is not refundable once paid) on each prepayment or repayment of any principal amount of the Loan, including the Maturity Date. The Exit Fee is charged to the Borrower on each principal payment of the Loan as an accommodation to the Borrower in lieu of an upfront fee with respect to the Loan on the Funding Date. The Exit Fee shall be deemed fully earned and payable on, and subject to the occurrence of, the Funding Date. The Borrower shall not be entitled to any credit, rebate or repayment of the Exit Fee or any portion thereof by any Credit Party notwithstanding any termination of this Agreement.

2.3 Computation of Interest and Fees. All interest and fees shall be calculated daily on the outstanding monetary Obligations based on the actual number of days elapsed in a year of 360 days.

2.4 Loan Account; Monthly Accountings. Lender shall maintain a loan account for the Borrower reflecting all outstanding amounts under the Loan, along with interest accrued thereon and such other items reflected therein (the “Loan Account”), and shall provide the Borrower with a monthly accounting reflecting the activity in the Loan Account. Each accounting shall be deemed correct, accurate and binding on the Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Lender), unless the Borrower notifies Lender in writing to the contrary within 30 days after such account is rendered, describing the nature of any alleged errors or omissions. However, Lender’s failure to maintain the Loan Account or to provide any such accounting shall not affect the legality or binding nature of any of the Obligations. Interest, fees and other monetary Obligations due and owing under this Agreement may, in Lender’s reasonable discretion, be charged to the Loan Account, and will thereafter be deemed to be part of the Loan and will bear interest at the same rate as the Loan.

2.5 Further Obligations; Maximum Lawful Rate. With respect to all monetary Obligations for which the interest rate is not otherwise specified herein (whether such Obligations arise hereunder or under any other Loan Document, or otherwise), such Obligations shall bear interest at the rate in effect from time to time with respect to the Loan and shall be payable upon demand by Lender. In no event shall the interest charged with respect to the Loan or any other Obligation exceed the maximum amount permitted under applicable law. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable or other amounts hereunder or under any other Loan Document (the “Stated Rate”) would exceed the highest rate of interest or other amount permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest and other amounts payable shall be equal to the Maximum Lawful Rate; provided that, if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, the Borrower shall, to the extent permitted by applicable law, continue to pay interest and such other amounts at the Maximum Lawful Rate until such time as the total interest and other such amounts received is equal to the total interest and other such amounts which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable or such other amounts payable. Thereafter, the interest rate and such other amounts payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest or other such amounts received by Lender exceed the amount which it could lawfully have received had the interest and other such amounts been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, Lender has received interest or other such amounts hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loan or to other Obligations (other than interest) payable hereunder, and if no such principal or other Obligations are then outstanding, such excess or part thereof remaining shall be paid to the Borrower. In computing interest payable with reference to the Maximum Lawful Rate applicable to Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

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3.	SECURITY INTEREST GRANT / POSSESSORY COLLATERAL / FURTHER ASSURANCES.

3.1 Grant of Security Interest. To secure the full payment and performance of all of the Obligations, each Loan Party hereby assigns to Lender and grants to Lender a continuing security interest in all property of such Loan Party, whether tangible or intangible, real or personal, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes, including: (a) all Accounts and all Goods whose sale, lease or other disposition by such Loan Party has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Loan Party; (b) all Chattel Paper (including Electronic Chattel Paper), Instruments, Documents, and General Intangibles (including all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory), including Equipment, Farm Products, Health-Care-Insurance Receivables, vehicles, and Fixtures; (e) all Investment Property, including, without limitation, all rights, privileges, authority, and powers of such Loan Party as an owner or as a holder of Pledged Equity, including, without limitation, all economic rights, all control rights, authority and powers, and all status rights of such Loan Party as a member, equity holder or shareholder, as applicable, of each Issuer; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) all Commercial Tort Claims listed in Section 40 of the Information Certificate(s); (i) all Supporting Obligations; (j) any other property of such Loan Party now or hereafter in the possession, custody or control of Lender or any agent or any parent, Affiliate or Subsidiary of Lender or any Participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), and (k) all additions and accessions to, substitutions for, and replacements, products and Proceeds of, the foregoing property, including proceeds of all insurance policies insuring the foregoing property, and all of such Loan Party’s books and records relating to any of the foregoing and to such Loan Party’s business. Notwithstanding the foregoing, no Loan Party shall pledge, and the Collateral shall not include the following (collectively, the “Excluded Collateral”): (i) Equipment or other property owned by any Loan Party on the date hereof or hereafter acquired that is subject to a Lien securing capitalized leases and purchase money Indebtedness permitted to be incurred pursuant to clause (a) of the definition of Permitted Liens to the extent and for so long as the documentation providing for such capitalized leases and purchase money Indebtedness prohibits the creation of a Lien on such assets (other than to the extent that any such term or prohibition would be rendered ineffective after giving effect to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code), (ii) any United States intent-to-use trademark applications to the extent that the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable Federal law; (iii) assets, licenses, instruments, agreements and/or property to the extent such assets, instruments, agreements and/or property are subject to a term or a rule of law, statute or regulation that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Loan Party) to, the creation, attachment or perfection of the security interest granted herein or the granting of a security interest therein would breach, violate, constitute a default, or invalidate any of the terms of any such license, instrument, or agreement, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC); (iv) (A) any fee-owned real property (including Fixtures related thereto) with either an appraisal or such Loan Party’s good faith estimate of the current value of such real property (including Fixtures related thereto) less than $1,000,000, taken as a whole and (B) all leasehold interests in real property (other than with respect to 9710 and 9740 Scranton Road, San Diego, CA and 6370 Nancy Ridge Drive, Suite 101, San Diego, CA); (v) commercial tort claims with a potential recovery reasonably determined by Lender to be less than $500,000; (vi) motor vehicles and other goods subject to certificates of title to the extent a security interest therein cannot be perfected by the filing of a UCC-1 financing statement; and (vii) 35% of the issued and outstanding Equity Interests issued by each Foreign Subsidiary directly owned by a Loan Party (but only to the extent that such percentage (x) would reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary, as determined for United States federal income tax purposes, to be treated as a deemed dividend to such Loan Party and (y) would reasonably be expected to cause any material adverse tax consequences); provided that, with respect to any such limitation described in the foregoing clauses (i) and (iii), (A) upon the request of Lender, such Loan Party shall use commercially reasonable efforts to obtain any requisite consent for the creation of such Lien in favor of Lender on such property, (B) immediately upon the ineffectiveness, lapse or termination of any such restriction, the Collateral shall include, and such Loan Party shall be deemed to have granted a Lien on, such property under the applicable Loan Documents as if such restriction had never been in effect and (C) notwithstanding any such restriction, the Collateral shall, to the extent such restriction does not by its terms apply thereto and such rights and proceeds do not otherwise constitute Excluded Collateral, include all rights incident or appurtenant to any such property, and the right to receive all proceeds derived from, or in connection with the sale, assignment or transfer of, such property.

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3.2 Possessory Collateral. Promptly, but in any event no later than 20 days after any Loan Party’s receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including any Tangible Chattel Paper, in each case, with a value in excess of $500,000, and any Investment Property consisting of certificated securities, such Loan Party shall, except in the case of any Intellectual Property Licenses, deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as attorney and agent-in-fact (coupled with an interest) for each Loan Party, to endorse or assign the same on such Loan Party’s behalf.

3.3 Further Assurances.

(a) Each Loan Party will, at the time that any Loan Party forms or acquires any direct Subsidiary after the Closing Date, within 20 days of such event (or such later date as permitted by Lender in its sole discretion), (i) cause such new Subsidiary (other than an Excluded Subsidiary, except as provided in clause (d) below) to become a Loan Party and to grant Lender a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary (other than an Excluded Subsidiary, except as provided in clause (d) below), (ii) provide, or cause the applicable Loan Party to provide, to Lender a pledge agreement and appropriate certificates and powers or financing statements, pledging all of the direct ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Lender, and (iii) provide to Lender all other documentation, including one or more opinions of counsel reasonably satisfactory to Lender, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement or instrument executed or issued pursuant to this Section 3.3 shall constitute a Loan Document.

(b) Each Loan Party will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Lender, execute or deliver to Lender any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel and all other documents (the “Additional Documents”) that Lender may reasonably request in form and substance reasonably satisfactory to Lender, to create, perfect and continue to be perfected or to better perfect Lender’s Liens in all of the assets of each of the Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Lender in any real property acquired by any other Loan Party with a fair market value in excess of $500,000, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, if the Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, the Borrower and each other Loan Party hereby authorizes Lender to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Lender to file such executed Additional Documents in any appropriate filing office.

(c) Each Loan Party shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (and/or use commercially reasonable efforts to cause such other applicable Person to take, execute, acknowledge and deliver) all such further acts, documents, agreements and instruments as Lender shall deem reasonably necessary in order to (i) carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, (ii) establish, create, preserve, protect and perfect a first priority lien (subject only to Permitted Liens) in favor of Lender in all Collateral (wherever located) from time to time owned by the Loan Parties, (iii) cause each Loan Party, other than the Borrower, to guarantee all of the Obligations, all pursuant to documentation that is in form and substance reasonably satisfactory to Lender and (iv) facilitate the exercise and enforcement of rights and remedies with respect to the Collateral. Without limiting the foregoing, each Loan Party shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (and/or use commercially reasonable efforts to cause such other applicable Person to take, execute, acknowledge and deliver) to Lender all promissory notes, security agreements, agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements and other agreements, instruments and documents, in each case, in form and substance reasonably acceptable to Lender, as Lender may reasonably request from time to time to perfect, protect and maintain Lender’s security interests in the Collateral, including the required priority thereof, and to fully carry out the transactions contemplated by the Loan Documents.

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(d) Notwithstanding anything to the contrary in this Section 3.3, on or prior to 90 days after the Funding Date, at Lender’s option, each Loan Party will, within 20 days after Lender notifies the Borrower of its exercise of such option, (i) cause each of its Foreign Subsidiaries to become a Loan Party and to grant Lender a first priority Lien (subject to Permitted Liens) in and to the assets of such Foreign Subsidiary, (ii) provide, or cause the applicable Loan Party to provide, to Lender a pledge agreement and appropriate certificates and powers or financing statements, pledging all of the direct ownership interest in such Foreign Subsidiary in form and substance reasonably satisfactory to Lender, and (iii) provide to Lender all other documentation, including one or more opinions of counsel reasonably satisfactory to Lender, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above.

(e) (i) substantially concurrent with the signing of any purchase agreement in connection with the sale of any Subsidiary or any of such Subsidiary’s assets, the Borrower shall execute and deliver to Lender a collateral assignment of such purchase agreement in form and substance satisfactory to Lender, and (ii) the Borrower shall not, and shall not permit any other Person to, without the approval of Lender, amend or otherwise modify, or waive any rights under any purchase agreement referred to in the foregoing clause (i) or any other documents related thereto, except in a manner which could not reasonably be expected to be materially adverse to Lender.

3.4 UCC Financing Statements. Each Loan Party authorizes Lender to file, transmit or communicate, as applicable, from time to time, UCC financing statements, along with amendments and modifications thereto, in all filing offices selected by Lender, listing such Loan Party as the debtor and Lender as the secured party, and describing the Collateral covered thereby in such manner as Lender may elect, including using descriptions such as “all personal property of debtor” or “all assets of debtor” or words of similar effect. Each Loan Party also hereby ratifies its authorization for Lender to have filed in any filing office any financing statements filed prior to the date hereof.

4.	CERTAIN PROVISIONS REGARDING ACCOUNTS, INVENTORY, COLLECTIONS, APPLICATIONS OF PAYMENTS, INSPECTION RIGHTS AND APPRAISALS.

4.1 Controlled Accounts; Blocked Account. Each Loan Party hereby represents and warrants that all Deposit Accounts and all other depositary and other accounts maintained by each Loan Party as of the Closing Date are described in Section 39 of the Information Certificate(s), which description includes for each such account the name of the Loan Party maintaining such account, the name of the financial institution at which such account is maintained, the account number and the purpose of such account. After the Closing Date, no Loan Party shall open any new Deposit Accounts or any other depositary or other accounts without the prior written consent of Lender and without updating Section 39 of the Information Certificate(s) to reflect such Deposit Accounts or other accounts, as applicable. No Deposit Accounts or other accounts of any Loan Party shall at any time constitute a Restricted Account other than accounts expressly indicated on Section 39 of the Information Certificate(s) as being a Restricted Account (and each Loan Party hereby represents and warrants that each such account shall at all times meet the requirements set forth in the definition of Restricted Account to qualify as a Restricted Account). Subject to any post-closing period set forth in Exhibit B hereof, each Loan Party will, at its expense, establish procedures for the collection of checks, wire transfers and all other proceeds of all of such Loan Party’s Accounts and other Collateral (“Collections”) and cause all such Collections received by such Loan Party to be deposited into one or more bank accounts (each, a “Controlled Account”) maintained in the name of such Loan Party subject to a springing deposit account control agreement (each, a “Controlled Account Agreement”) effective to grant “control” (as defined under the applicable UCC governing such account) over such account, by and among such Loan Party, Lender and the applicable depository bank. Subject to any post-closing period set forth in Exhibit B hereof, each Loan Party agrees to execute, and to cause its depository banks and other account holders to execute, such Controlled Account springing control agreements and other documentation as Lender shall require from time to time in connection with the foregoing, all in form and substance reasonably acceptable to Lender and prior to any such account being opened with respect to any such account opened after the date hereof, in each case, excluding Restricted Accounts. At the request of Lender, each Loan Party shall provide Lender with online read-only access to such Loan Party’s Deposit Accounts and maintain such access in effect for Lender throughout the term of this Agreement and until all Obligations have been paid in full, all in a manner acceptable to Lender in its reasonable discretion. Prior to the Closing Date, the Borrower shall deliver to Lender a complete and executed Authorized Accounts Form, in the form of Exhibit D annexed hereto (an “Authorized Accounts Form”), regarding the Borrower’s operating account(s) into which the proceeds of Loans are to be paid. The Borrower shall, or shall cause, all proceeds from any sale of any Subsidiary or any of such Subsidiary’s assets to be paid into a blocked account (the “Blocked Account”) over which Lender has control pursuant to an active deposit account control agreement (the “Blocked Account Control Agreement”) effective to grant “control” (as defined under the applicable UCC governing such account) over the Blocked Account, by and among the Borrower, Lender and the applicable depository bank; provided that, if the Blocked Account does not exists at such time, then such proceeds shall be deposited into Lender’s Bank listed in Section 1 of Schedule A(1).

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4.2 Application of Payments. All amounts paid to, or received by, Lender in respect of the monetary Obligations (other than payments received pursuant to the Fee Letter), from whatever source (whether from the Borrower or any other Loan Party pursuant to such other Loan Party’s guaranty of the Obligations, any realization upon any Collateral or otherwise) shall, unless otherwise directed by the Borrower with respect to any particular payment (unless an Event of Default has occurred and is then continuing, in which event Lender may disregard the Borrower’s direction), be applied by Lender to the Obligations in such order as Lender may elect, and absent such election shall be applied as follows:

(a) FIRST, to reimburse Lender for all out-of-pocket costs and expenses, and all indemnified losses, incurred by Lender which are reimbursable to Lender in accordance with this Agreement and/or any of the other Loan Documents;

(b) SECOND, to any accrued but unpaid fees owing to Lender under this Agreement and/or any other Loan Documents;

(c) THIRD, to any unpaid accrued interest on the Obligations;

(d) FOURTH, to the outstanding principal of the Obligations; and

(e) FIFTH, to the payment of any other outstanding Obligations; and after payment in full in cash of all of the outstanding monetary Obligations, any further amounts paid to, or received by, Lender in respect of the Obligations (so long as no monetary Obligations are then outstanding) shall be paid over to the Borrower or such other Person(s) as may be legally entitled thereto.

4.3 Notification; Verification. Lender or its designee may, from time to time, whether or not a Default or Event of Default has occurred: (a) verify directly with the Account Debtors of the Loan Parties (or by any reasonable manner and through any reasonable medium Lender considers advisable in its reasonable discretion) the validity, amount and other matters relating to the Accounts and Chattel Paper of the Loan Parties, by means of mail, telephone or otherwise, either in the name of the applicable Loan Party or Lender or such other name as Lender may choose, (b) notify Account Debtors of the Loan Parties that Lender has a security interest in the Accounts of the Loan Parties, (c) require any Loan Party to cause all invoices and statements which it sends to Account Debtors or other third parties to be marked, in a manner satisfactory to Lender, to reflect Lender’s security interest therein and payment instructions acceptable to Lender (d) direct such Account Debtors to make payment thereof directly to Lender (such notification to be sent on the letterhead of such Loan Party) and (e) demand, collect or enforce payment of any Accounts and Chattel Paper (but without any duty to do so). Each Loan Party hereby authorizes Account Debtors to make payments directly to Lender and to rely on notice from Lender without further inquiry. Lender may on behalf of each Loan Party endorse all items of payment received by Lender that are payable to such Loan Party for the purposes described above.

4.4 Power of Attorney. Each Loan Party hereby grants to Lender an irrevocable power of attorney, coupled with an interest, authorizing and permitting Lender (acting through any of its officers, employees, attorneys or agents), at Lender’s option (and, solely with respect to any actions taken by Lender under Section 4.4(a) below, in the exercise of its reasonable discretion), but without obligation, with or without notice to such Loan Party, and at such Loan Party’s expense, to do any or all of the following, in such Loan Party’s name or otherwise:

(a) (i) execute on behalf of such Loan Party any documents that Lender may deem reasonably necessary in order to perfect, protect and maintain Lender’s security interests, and priority thereof, in the Collateral (including such financing statements and continuation financing statements, and amendments or other modifications thereto, as Lender shall deem necessary or appropriate); and (ii) endorse or assign to Lender on such Loan Party’s behalf any portion of Collateral evidenced by an agreement, Instrument or Document if an endorsement or assignment of any such items is not made by the Borrower pursuant to Section 3.2; and

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(b) after the occurrence and during the continuance of an Event of Default and subject to the terms and conditions of Section 7 of this Agreement: (i) execute on behalf of such Loan Party any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or lease (as lessor or lessee) any real or personal property which is part of the Collateral or in which Lender has an interest; (ii) execute on behalf of such Loan Party any invoices relating to any Accounts, any draft against any Account Debtor, any proof of claim in bankruptcy, any notice of Lien or claim, and any assignment or satisfaction of mechanic’s, materialman’s or other Lien; (iii) except as otherwise provided in Section 4.3 hereof, execute on behalf of such Loan Party any notice to any Account Debtor; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) grant extensions of time to pay, compromise claims relating to, and settle, Accounts, Chattel Paper and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (vi) settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (vii) instruct any third party having custody or control of any Collateral or books or records belonging to, or relating to, such Loan Party to give Lender the same rights of access and other rights with respect thereto as Lender has under this Agreement or any other Loan Document; (viii) change the address for delivery of such Loan Party’s mail; (ix) vote any right or interest with respect to any Investment Property; (x) instruct any Account Debtor to make all payments due to such Loan Party directly to Lender; (xi) pay any sums required on account of such Loan Party’s taxes or to secure the release of any Liens therefor; (xii) pay any amounts necessary to obtain, or maintain in effect, any of the insurance described in Section 5.14; (xiii) endorse such Loan Party’s name on all checks and other forms of remittances received by Lender; (xiv) receive and otherwise take control in any manner of any cash or non-cash items of payment or Proceeds of Collateral; and (xv) receive, open and process all mail addressed to such Loan Party at any post office box/lockbox maintained by Lender for such Loan Party or at any other business premises of Lender with Collections to be promptly transferred to a Controlled Account and any mail unrelated to Collections to be promptly remitted to such Loan Party along with copies of all other mail addressed to such Loan Party and received by Lender.

Any and all sums paid, and any and all costs, expenses, liabilities, obligations and reasonable and documented attorneys’ fees incurred, by Lender with respect to the foregoing shall be added to, and become part of, the Obligations, shall be payable on demand and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations at such time. Each Loan Party agrees that Lender’s rights under the foregoing power of attorney and/or any of Lender’s other rights under this Agreement or the other Loan Documents shall not be construed to indicate that Lender is in control of the business, management or properties of such Loan Party.

4.5 Disputes. Each Loan Party shall promptly notify Lender of all disputes or claims relating to its Accounts and Chattel Paper, the amount of which exceeds, individually or in the aggregate $500,000. Each Loan Party agrees that it will not, without Lender’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, compromise or settle any of its Accounts or Chattel Paper for less than the full amount thereof, grant any extension of time for payment of any of its Accounts or Chattel Paper, release (in whole or in part) any Account Debtor or other person liable for the payment of any of its Accounts or Chattel Paper or grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of its Accounts or Chattel Paper; except (unless otherwise directed by Lender following the occurrence and during the continuation of a Default or an Event of Default) such Loan Party may take any of such actions in the ordinary course of its business; provided that the Borrower promptly report the same to Lender.

4.6 Inventory.

(a) [Reserved].

(b) [Reserved].

(c) Fair Labor Standards Act. Each Loan Party represents and warrants, and covenants at all times, that all of the Inventory of each Loan Party produced by such Loan Party or any other Loan Party has been, and at all times will be, produced only in accordance with the Fair Labor Standards Act of 1938 and all rules, regulations and orders promulgated thereunder.

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4.7 Access to Collateral, Books and Records. At reasonable times at least 30 days after the Closing Date and during normal business hours with prior written notice to the Loan Parties, Lender and/or its representatives or agents shall have the right to inspect the Collateral, and the right to examine and copy each Loan Party’s books and records. Each Loan Party agrees to give Lender reasonable access to any or all of such Loan Party’s, and each of its Subsidiaries’, premises to enable Lender to conduct such inspections and examinations. Such inspections and examinations shall be at the Borrower’s expense and the charge therefor shall be $1,500 per person per day (or such higher amount as shall represent Lender’s then-current standard charge), plus out-of-pocket expenses; provided that, so long as no Event of Default has occurred and is continuing, Lender shall only be permitted to conduct one such inspection and examination. For the avoidance of doubt, if an Event of Default has occurred and is continuing, the foregoing limitations on the number of inspections and examinations Lender may conduct or charge to the Borrower shall not apply. Upon the occurrence and during the continuance of an Event of Default, Lender may, at the Borrower’s expense, use each Loan Party’s personnel, computer and other equipment, programs, printed output and computer readable media, supplies and premises for the collection, sale or other disposition of Collateral to the extent Lender, in its sole discretion, deems appropriate. Each Loan Party hereby irrevocably authorizes all accountants and other financial professional third parties to disclose and deliver to Lender, at the Borrower’s expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Loan Parties.

4.8 Appraisals. Each Loan Party will permit Lender and each of its representatives or agents to conduct appraisals and valuations of the Collateral at such reasonable times at least 30 days after the Closing Date and during normal business hours with prior written notice to the Loan Parties and intervals as Lender may designate and such appraisals and valuations shall be at the Borrower’s expense; provided that, so long as no Event of Default has occurred and is continuing, Lender shall only be permitted to conduct one such appraisal and valuation. For the avoidance of doubt, if an Event of Default has occurred and is continuing, the foregoing limitations on the number of appraisals and valuations Lender may conduct or charge to the Borrower shall not apply.

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

To induce the Credit Parties to enter into this Agreement and the Closing Date Participation Agreements to which they are a party, each Loan Party represents, warrants and covenants as follows (it being understood and agreed that (a) each such representation and warranty (i) will be made as of the date hereof (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date, in which case such representation or warranty will be made as of such earlier and/or specified date) and (ii) shall not be affected by any knowledge of, or any investigation by, Lender and (b) each covenant shall continuously apply with respect to all times commencing on the date hereof and continuing until the Loan Commitment hereunder has terminated and the Borrower has paid in full all outstanding Obligations):

5.1 Existence and Authority. Each Loan Party is duly organized, incorporated, validly existing and in good standing under the laws of its jurisdiction of organization (which jurisdiction is identified in Section 3 of the Information Certificate(s)) and is qualified to do business in each jurisdiction in which the operation of its business requires that it be qualified (which each such jurisdiction is identified in Section 15 of the Information Certificate(s)), except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations or other approvals material to their businesses. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. The execution, delivery and performance by each Loan Party of this Agreement and all of the other Loan Documents to which such Loan Party is a party (a) have been duly and validly authorized, (b) do not violate such Loan Party’s Organic Documents, (c) do not violate any law, agreement, instrument or any court order which is binding upon any Loan Party or its property, the violation of which could, in each such case, reasonably be expected to have a Material Adverse Effect, (d) do not constitute grounds for acceleration of any Indebtedness or obligation under any agreement or instrument which is binding upon any Loan Party or its property, (e) are not in contravention of the Convertible Notes Documents and (f) do not require the consent of any Person whose consent has not been obtained. No Loan Party is required to obtain any government approval, consent or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of any of the Loan Documents. This Agreement and each of the other Loan Documents have been duly executed and delivered by, and are enforceable against, each of the Loan Parties who have signed them, in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Section 18 of the Information Certificate(s) sets forth the ownership of the Borrower. Section 20 of the Information Certificate(s) sets forth the ownership of the Borrower’s Subsidiaries.

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5.2 Names; Trade Names and Styles. The name of each Loan Party set forth in Section 1 of each Information Certificate(s) is its correct and complete legal name as of the Closing Date, except as disclosed to Lender in the Information Certificate, and no Loan Party has used any other name at any time in the five years prior to the Closing Date, or at any time will use any other name, in any tax filing made in any jurisdiction. Listed in Section 8 of the Information Certificate(s) are all prior names used by each Loan Party at any time in the five years prior to the Closing Date. Listed in Section 7 of the Information Certificate(s) are all of the present and prior trade names used by any Loan Party at any time in the five years prior to the Closing Date. The Borrower shall give Lender at least 30 days’ prior written notice (and will deliver an updated Section 7 or Section 8 of the Information Certificate(s), as applicable, to reflect the same) before it or any other Loan Party changes its legal name or does business under any other name.

5.3 Title to Collateral; Third Party Locations; Permitted Liens. Each Loan Party has, and at all times will continue to have, good and marketable title to all of the Collateral. The Collateral now is, and at all times will remain, free and clear of any and all Liens, except for Permitted Liens. Lender now has, and will at all times continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject to Permitted Liens which by operation of law take priority over Lender’s security interest, and each Loan Party will at all times defend Lender and the Collateral against all claims of others (other than Permitted Liens). Subject to Section 5.28, none of the Collateral which is Equipment is, or will at any time, be affixed to any real property that is not subject to a mortgage in favor of Lender in such a manner, or with such intent, as to become a fixture. Except for leases or subleases as to which the Borrower shall use commercially reasonable efforts to deliver to Lender a landlord’s waiver in form and substance satisfactory to Lender, no Loan Party is or will be a lessee or sublessee under any real property lease or sublease; provided, however, that the foregoing shall not require the Borrower to obtain a landlord’s waiver with respect to executive office space rented by the Borrower in the ordinary course of business, so long as such location is not used by the Borrower to store Inventory and is not the location of any books and records other than de minimis books and records that are not material. Except for warehouses as to which the Borrower shall use commercially reasonable efforts to deliver to Lender a warehouseman’s waiver in form and substance satisfactory to Lender, no Loan Party is or will at any time be a bailor of any Goods at any warehouse or otherwise. Prior to causing or permitting any Collateral to at any time be located upon premises other than the locations listed in Sections 27 through 32 of the Information Certificate(s), in which any third party (including any landlord, warehouseman or otherwise) has an interest, the Borrower shall give Lender no less than 30 days’ written notice thereof and the applicable Loan Party shall use commercially reasonable efforts to cause each such third party to execute and deliver to Lender, in form and substance acceptable to Lender, such waivers, collateral access agreements and subordinations as Lender shall specify, so as to, among other things, ensure that Lender’s rights in the Collateral are, and will at all times continue to be, superior to the rights of any such third party and that Lender has access to such Collateral. Each applicable Loan Party will keep at all times in full force and effect, and will comply in all material respects at all times with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

5.4 Accounts, Chattel Paper and Inventory. All Accounts and Chattel Paper of each Loan Party are genuine and in all respects what they purport to be, arise out of a completed, bona fide and unconditional and non-contingent sale and delivery of goods or rendition of services by such Loan Party in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and the transactions evidenced by such Accounts and Chattel Paper comply with applicable laws and governmental rules and regulations in all material respects.

5.5 Electronic Chattel Paper. To the extent that any Loan Party obtains or maintains any Electronic Chattel Paper with an individual or aggregate value in excess of $500,000, such Loan Party shall at all times create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (a) a single authoritative copy of the record or records exists which is unique, identifiable and, except as otherwise provided below, unalterable, (b) the authoritative copy identifies Lender as the assignee of the record or records, (c) the authoritative copy is communicated to, and maintained by, Lender or its designated custodian, (d) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

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5.6 Capitalization; Investment Property.

(a) No Loan Party, directly or indirectly, owns, or shall at any time own, any Equity Interests of any other Person except as set forth in Sections 20 and 41 of the Information Certificate(s) as of the Closing Date, which such Sections of the Information Certificate(s) list all Investment Property owned by each Loan Party. Following the Closing Date, no Loan Party shall acquire any Equity Interests of any other Person, except for Permitted Investments and as otherwise permitted under this Agreement.

(b) None of the Pledged Equity has been issued or otherwise transferred in violation of the Securities Act, or other applicable laws of any jurisdiction to which such issuance or transfer may be subject.

(c) The Pledged Equity pledged by each Loan Party hereunder constitutes all of the issued and outstanding Equity Interests of each Issuer directly owned by such Loan Party.

(d) All of the Pledged Equity has been duly and validly issued and is fully paid and non-assessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. There are no outstanding options, warrants or similar agreements, documents or instruments with respect to any of the Pledged Equity.

(e) [Reserved].

(f) Each Loan Party will take any and all actions required or requested by Lender, from time to time, to (i) cause Lender to obtain exclusive control of any Investment Property for purposes of Article 9 of the UCC in a manner reasonably acceptable to Lender and (ii) obtain from any Issuers and such other Persons as Lender shall specify, for the benefit of Lender, written confirmation of Lender’s exclusive control over such Investment Property and take such other actions as Lender may request to perfect Lender’s security interest in such Investment Property. For purposes of this Section 5.6, Lender shall have exclusive control of Investment Property if (A) pursuant to Section 3.2, such Investment Property consists of certificated securities and the applicable Loan Party delivers such certificated securities to Lender (with all appropriate endorsements); (B) such Investment Property consists of uncertificated securities and the Issuer thereof agrees, pursuant to documentation in form and substance satisfactory to Lender, that it will comply with instructions originated by Lender without further consent by the applicable Loan Party or (C) such Investment Property consists of security entitlements and either (1) Lender becomes the entitlement holder thereof or (2) the appropriate securities intermediary agrees, pursuant to documentation in form and substance satisfactory to Lender, that it will comply with entitlement orders originated by Lender without further consent by the applicable Loan Party. Each Loan Party that is a limited liability company or a partnership hereby represents and warrants that it has not, and at no time will, elect pursuant to the provisions of Section 8-103 of the UCC to provide that its Equity Interests are securities governed by Article 8 of the UCC.

(g) No Loan Party owns, or has any present intention of acquiring, any “margin security” or any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System (herein called “margin security” and “margin stock”). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a “purpose credit” within the meaning of said Regulations T, U or X, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Exchange Act, or any rules or regulations promulgated under such statutes.

(h) No Loan Party shall vote to enable, or take any other action to cause or to permit, any Issuer of the Pledged Equity to issue any Equity Interests of any nature, or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any such Issuer.

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(i) No Loan Party shall take, or fail to take, any action that would in any manner impair the value or the enforceability of Lender’s Lien on any of the Investment Property, or any of Lender’s rights or remedies under this Agreement or any other Loan Document with respect to any of the Investment Property.

(j) In the case of any Loan Party which is an Issuer, such Issuer agrees that the terms of Section 7.3(g)(iii) of this Agreement shall apply to such Loan Party with respect to all actions that may be required of it pursuant to such Section 7.3(g)(iii) regarding the Investment Property issued by it.

5.7 Commercial Tort Claims. No Loan Party has any Commercial Tort Claims with a claimed value in excess of $500,000 pending other than those listed in Section 40 of the Information Certificate(s), and each Loan Party shall promptly (but, in any case, no later than five Business Days thereafter) notify Lender in writing upon incurring or otherwise obtaining a Commercial Tort Claim with a claimed value in excess of $500,000 after the date hereof against any third party. Such notice shall constitute such Loan Party’s authorization to amend such Section 40 to add such Commercial Tort Claim and shall automatically be deemed to amend such Section 40 to include such Commercial Tort Claim.

5.8 Jurisdiction of Organization; Location of Collateral. Sections 14 and 27 through 32 of the Information Certificate(s) set forth (a) each place of business of each Loan Party (including its chief executive office), (b) all locations where all Inventory (other than Inventory in-transit to, or between, such locations), Equipment and other Collateral owned by each Loan Party is kept and (c) whether each such Collateral location and/or place of business (including each Loan Party’s chief executive office) is owned by a Loan Party or leased (and, if leased, specifies the complete name and notice address of each lessor). No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as expressly indicated in Sections 27 through 32 of the Information Certificate(s). Each Loan Party will give Lender at least 30 days’ prior written notice before changing its jurisdiction of organization, opening any additional place of business or changing its chief executive office or the location of its books and records and such notice shall constitute such Loan Party’s authorization to amend the applicable section of the Information Certificate of such Loan Party and such section shall automatically be deemed to be so amended upon the date specified therefor in the notice provided by such Loan Party to Lender hereunder.

5.9 Financial Statements and Reports; Solvency.

(a) All financial statements delivered to Lender by or on behalf of any Loan Party have been, and at all times will be, prepared in conformity with GAAP in all material respects and completely and fairly reflect the financial condition of each Loan Party and its Subsidiaries covered thereby, at the times and for the periods therein stated.

(b) As of the date hereof (after giving effect to the Loan and the consummation of the transactions contemplated hereby), (i) the fair saleable value of all of the assets and properties of the Loan Parties and their Subsidiaries, on a consolidated basis, exceeds the aggregate liabilities and Indebtedness of each such Loan Party (including contingent liabilities) as they become absolute and matured, (ii) the Loan Parties and their Subsidiaries, on a consolidated basis, are able to pay its debts as they mature in accordance with their terms, (iii) the Loan Parties and their Subsidiaries, on a consolidated basis, have sufficient capital to carry on their business as currently conducted, (iv) no Loan Party is contemplating either the liquidation of all or any substantial portion of its assets or property, or the filing of any petition under any state, federal or other bankruptcy or insolvency law and (v) no Loan Party has knowledge of any Person contemplating the filing of any such petition against any Loan Party.

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5.10 Tax Returns and Payments; Pension Contributions. Each Loan Party has timely filed all material Federal and state income tax returns and material tax-related reports required by applicable law, has timely paid all material applicable Taxes, assessments, deposits and contributions owing by such Loan Party and will timely pay all such items in the future as they became due and payable. Each Loan Party may, however, defer payment of any contested taxes; provided that such Loan Party in good faith contests its obligation to pay such Taxes by appropriate proceedings promptly and diligently instituted and conducted and maintains adequate reserves therefor in conformity with GAAP. No Loan Party is aware of any claims or adjustments proposed for any prior tax years that could result in any material additional taxes becoming due and payable by any Loan Party. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of each Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status. There are no pending or, to the best knowledge of any Loan Party or any ERISA Affiliate, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to result in liabilities individually or in the aggregate in excess of $500,000 on any Loan Party. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in liabilities individually or in the aggregate on any Loan Party in excess of $500,000. No ERISA Event has occurred, and no Loan Party or any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, in each case, that could reasonably be expected to result in liabilities individually or in the aggregate in excess of $500,000. Each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, in each case, except as could not reasonably be expected to result in liabilities individually or in the aggregate to any Loan Party or any ERISA Affiliate in excess of $500,000. As of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party or any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; no Loan Party or any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, except as could not reasonably be expected to result in liabilities individually or in the aggregate to any Loan Party or ERISA Affiliate in excess of $500,000. No Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $500,000. No Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and, to the knowledge of any Loan Party or any ERISA Affiliate, no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $500,000.

5.11 Compliance with Laws; Intellectual Property; Licenses.

(a) Each Loan Party has complied, and will continue at all times to comply with all provisions of all applicable laws and regulations, including those relating to the ownership, use or operations of real or personal property, the conduct and licensing of each Loan Party’s business, the payment and withholding of Taxes, ERISA and other employee matters, and safety and environmental matters, except, in each case, as could not reasonably be expected to result in a Material Adverse Effect.

(b) No Loan Party has received written notice of default or violation, nor is any Loan Party in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other Governmental Authority relating to any aspect of any Loan Party’s business, affairs, properties or assets. As of the Closing Date, no Loan Party has received written notice of or been charged with, or is, to the knowledge of any Loan Party, under investigation with respect to, any violation in any material respect of any provision of any applicable law. As of the Closing Date, no Loan Party or any real property owned, leased or used in the operation of the business of any Loan Party is subject to any federal, state or local investigation to determine whether any remedial action is needed to address any hazardous materials or an environmental release (as that term is defined under environmental and health and safety laws) at, on, or under any real property currently leased, owned or used by a Loan Party nor is a Loan Party liable for any environmental release identified or under investigation at, on or under any real property previously owned, leased or used by a Loan Party. No Loan Party has any contingent liability with respect to any environmental release, environmental pollution or hazardous material on any real property now or previously owned, leased or operated by it as of the Closing Date.

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(c) No Loan Party owns any Intellectual Property, except as set forth in Sections 34 through 36 of the Information Certificate(s). Except as set forth in Section 37 of the Information Certificate(s), none of the Intellectual Property owned by any Loan Party is the subject of any licensing or franchise agreement pursuant to which such Loan Party is the licensor or franchisor, other than non-exclusive licenses with customers that are entered into in the ordinary course. Each Loan Party shall, on a quarterly basis (together with the provision of other updates to the Information Certificate provided pursuant to Section 5.29), notify Lender in writing of any additional Intellectual Property acquired or arising after the Closing Date and shall submit to Lender a supplement to Sections 34 through 36 of the Information Certificate(s) to reflect such additional rights (provided that such Loan Party’s failure to do so shall not impair Lender’s security interest therein). Each Loan Party shall execute separate Intellectual Property Security Agreements granting Lender a security interest in such Intellectual Property constituting Collateral (whether owned on the Closing Date or thereafter), in form and substance acceptable to Lender and suitable for registering such security interest in such Intellectual Property with the United States Patent and Trademark Office and/or United States Copyright Office, as applicable (provided that such Loan Party’s failure to do so shall not impair Lender’s security interest therein). Each Loan Party (i) owns or has, and will at all times continue to own or have, the valid right to use all Intellectual Property used, marketed and sold in such Loan Party’s business and (ii) is in compliance, and will at all times continue to comply, in all material respects with all licenses, user agreements and other such agreements regarding the use of such Intellectual Property. No Loan Party has any knowledge that, or has received any notice claiming that, any of such Intellectual Property owned by a Loan Party infringes upon or violates the rights of any other Person.

(d) Each Loan Party has and will continue at all times to have, all federal, state, local and other licenses and permits required to be maintained in connection with such Loan Party’s business operations, and its ownership, use and operation of any real property, and all such licenses and permits, necessary for the operation of the business are valid and will remain and in full force and effect, except in each case, as could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party has, and will continue at all times to have, complied with the requirements of such licenses and permits except where any failure to comply could not reasonably be expected to result in a Material Adverse Effect, and, as of the Closing Date, has received no written notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof. As of the Closing Date, no Loan Party is aware of any facts or conditions that could reasonably be expected to cause or permit any of such licenses or permits to be voided, revoked or withdrawn.

(e) In addition to and without limiting the generality of clause (a) above, (i) comply in all material respects with applicable provisions of ERISA and the IRC with respect to all Plans, (ii) without the prior written consent of Lender, not take any action or fail to take action the result of which could result in a Loan Party or ERISA Affiliate incurring a material liability to the PBGC or to a Multiemployer Plan (other than to pay contributions or premiums payable in the ordinary course), (iii) allow any facts or circumstances to exist with respect to one or more Plans that, in the aggregate, reasonably could be expected to result in a Material Adverse Effect, (iv) not participate in any prohibited transaction that could result in other than a de minimis civil penalty excise tax, fiduciary liability or correction obligation under ERISA or the IRC, (v) operate each Plan in such a manner that will not incur any material tax liability under the IRC (including Section 4980B of the IRC) and (vi) furnish to Lender upon Lender’s written request such additional information about any Plan for which any Loan Party or ERISA Affiliate could reasonably expect to incur any material liability. With respect to each Pension Plan (other than a Multiemployer Plan) except as could not reasonably be expected to result in material liability to the Loan Parties, the Loan Parties and the ERISA Affiliates shall (x) satisfy in full and in a timely manner all of the contribution and funding requirements of the IRC and of ERISA and (y) pay, or cause to be paid, to the PBGC in a timely manner all premiums required pursuant to ERISA.

5.12 Litigation. Section 50 of the Information Certificate(s) discloses all claims, proceedings, litigation or investigations pending or (to the best of each Loan Party’s knowledge) threatened in writing against any Loan Party as of the Closing Date. There is no claim, suit, litigation, proceeding or investigation pending or (to the best of each Loan Party’s knowledge) threatened in writing by or against or affecting any Loan Party in any court or before any Governmental Authority (or any basis therefor known to any Loan Party) which would reasonably be expected to result, either separately or in the aggregate, in liability in excess of $500,000 for the Loan Parties, in any Material Adverse Effect, or in any material impairment in the ability of any Loan Party to carry on its business in substantially the same manner as it is being conducted as of the Closing Date.

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5.13 Use of Proceeds. All proceeds of the Loan shall be used by the Borrower solely: (a) first, on or within one Business Day following the Funding Date, to make the Highbridge Note Satisfaction Payment and (b) only to the extent that any proceeds of the Loan remain following the Highbridge Note Satisfaction Payment, (i) to pay the fees, costs and expenses incurred in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby and (ii) for such other purposes as specifically permitted pursuant to the terms of this Agreement. All proceeds of the Loan will be used solely for lawful business purposes.

5.14 Insurance.

(a) Each Loan Party will at all times carry property, liability and other insurance, with insurers acceptable to Lender, in such form and amounts, and with such coverage and deductibles and other provisions, as are customary for similarly situated companies and reasonably acceptable to Lender, and upon Lender’s request the Borrower will provide Lender with evidence satisfactory to Lender that such insurance is, at all times, in full force and effect. A true and complete listing of such insurance as of the Closing Date, including issuers, coverages and deductibles, is set forth in Section 49 of the Information Certificate(s). Each property insurance policy shall name Lender as lender loss payee and shall contain a lender’s loss payable endorsement in form acceptable to Lender, each liability insurance policy shall name Lender as an additional insured and each business interruption insurance policy shall be collaterally assigned to Lender, all in form and substance reasonably satisfactory to Lender. All policies of insurance shall provide that they may not be cancelled or changed without at least 30 days’ prior written notice to Lender (or 10 days in the case of cancellation for non-payment of premium), and shall otherwise be in form and substance reasonably satisfactory to Lender. The Borrower shall advise Lender promptly of any policy cancellation, non-renewal, reduction or material amendment with respect to any insurance policies maintained by any Loan Party or any receipt by any Loan Party of any notice from any insurance carrier regarding any intended or threatened cancellation, non-renewal, reduction or material amendment of any of such policies, and the Borrower shall promptly deliver to Lender copies of all notices and related documentation received by any Loan Party in connection with the same.

(b) The Borrower shall deliver to Lender no later than 15 days prior to the expiration of any then-current insurance policies, insurance certificates evidencing renewal of all such insurance policies required by this Section 5.14. The Borrower shall deliver to Lender, upon Lender’s request, certificates evidencing such insurance coverage in such form as Lender shall reasonably request. If any Loan Party fails to provide Lender with a certificate of insurance or other evidence of the continuing insurance coverage required by this Agreement within the time period set forth in the first sentence of this Section 5.14(b), Lender may purchase insurance required by this Agreement at the Borrower’s expense. This insurance may, but need not, protect any Loan Party’s interests.

5.15 Financial, Collateral and Other Reporting / Notices. Each Loan Party has kept and will at all times keep adequate records and books of account with respect to its business activities and the Collateral in which proper entries are made with sound accounting practice and in a manner not inconsistent with GAAP and then-current Loan Party practices reflecting all its financial transactions. Each Loan Party will cause to be prepared and furnished to Lender, in each case, in a form and in such detail as is reasonably acceptable to Lender the following items (the items to be provided under this Section 5.15 shall be delivered to Lender by any form of Approved Electronic Communication or in writing).

(a) [Reserved].

(b) Interim Financial Statements. Subject to the last paragraph of this Section 5.15, not later than 30 days after the end of each month hereafter (or 45 days after the end of March, June, September, and December), unaudited interim consolidated financial statements of the Loan Parties as of the end of such month and of the portion of such Fiscal Year then elapsed, including balance sheet, income statement, statement of cash flow and results of their respective operations during such month and the then-elapsed portion of the Fiscal Year, together with comparative figures for the same periods in the immediately preceding Fiscal Year and the corresponding figures from the budget for the Fiscal Year covered by such financial statements, in each case, on a consolidated and consolidating basis, certified by an Authorized Officer of the Borrower as prepared in accordance with GAAP in all material respects and fairly presenting the consolidated financial position and results of operations (including management discussion and analysis of such results) of each Loan Party for such month and period subject only to changes from ordinary course year-end audit adjustments and except that such statements need not contain footnotes. Concurrently with the delivery of such financial statements, the Borrower shall deliver to Lender a Compliance Certificate, indicating whether any Default or Event of Default has occurred and is then continuing.

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(c) Collateral Reports / Insurance Certificates / Information Certificate(s) / Other Items. The items described on Schedule D hereto by the respective dates set forth therein.

(d) [Reserved].

(e) Shareholder Reports, Etc. Subject to the last paragraph of this Section 5.15, to the extent the following are not publicly available on the website of the Borrower or on the website of the Securities and Exchange Commission, promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which each Loan Party has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which any Loan Party files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or any national securities exchange.

(f) ERISA Reports. Copies of any annual report to be filed pursuant to the requirements of ERISA in connection with each plan subject thereto promptly upon request by Lender and in addition, each Loan Party shall promptly notify Lender upon having knowledge of any ERISA Event.

(g) Tax Returns. Promptly following request from Lender, each federal and state income tax return filed by any Loan Party, together with such supporting documentation as is supplied to the applicable tax authority with such return and proof (i) of payment of any amounts owing with respect to such return or (ii) with respect to such amounts are being contested in good faith by appropriate proceedings, that adequate reserves in accordance with GAAP are being maintained.

(h) Notification of Certain Changes. The Borrower will promptly (and in no case later than the earlier of (x) 10 Business Days after the occurrence of any of the following and (y) such other date that such information is required to be delivered pursuant to this Agreement or any other Loan Document) notify Lender in writing of: (i) the occurrence of any Default or Event of Default, (ii) [reserved], (iii) [reserved], (iv) any investigation, action, suit, proceeding or claim (or any development with respect to any existing investigation, action, suit, proceeding or claim) relating to any Loan Party, any officer or director of a Loan Party, the Collateral or which could reasonably be expected to have a Material Adverse Effect, (v) any violation or asserted violation of any applicable law (including OSHA or any environmental laws), if an adverse resolution could reasonably be expected to have a Material Adverse Effect, (vi) any other event or the existence of any circumstance that has resulted in, or could reasonably be expected to result in a Material Adverse Effect, (vii) any actual or alleged breaches of any Material Contract or termination or threat to terminate any Material Contract or any material amendment to or modification of a Material Contract, or the execution of any new Material Contract by any Loan Party, and (viii) any change in any Loan Party’s certified accountant. In the event of each such notice under this Section 5.15(h), the Borrower shall give notice to Lender of the action or actions that each Loan Party has taken, is taking or proposes to take with respect to the event or events giving rise to such notice obligation.

(i) [Reserved].

(j) Other Information. Subject to the last paragraph of this Section 5.15, promptly upon written request, such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon, or related to, the Collateral, the sale of any Subsidiary or any of such Subsidiary’s assets or each Loan Party’s business or financial condition or results of operations.

Notwithstanding the foregoing, the obligations in clauses (b), (e), and (j) of this Section 5.15 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing the Form 10-K or 10-Q (or the equivalent), as applicable, of Borrower filed with the SEC within the applicable time periods required by applicable law and regulations.

5.16 Litigation Cooperation. Should any third-party suit, regulatory action or any other judicial, administrative or similar proceeding be instituted by or against Lender with respect to any Collateral or in any manner relating to any Loan Party, this Agreement, any other Loan Document or the transactions contemplated hereby, each Loan Party shall, without expense to Lender, make available each Loan Party, such Loan Party’s officers, employees and agents, and any Loan Party’s books and records, without charge, to the extent that Lender may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

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5.17 Maintenance of Collateral, Etc.. Each Loan Party will maintain all of the Collateral in good working condition, ordinary wear and tear excepted, and no Loan Party will use the Collateral for any unlawful purpose.

5.18 Material Contracts. Except as expressly disclosed in Section 53 of the Information Certificate(s), no Loan Party is (a) a party to any contract which has had or could reasonably be expected to have a Material Adverse Effect or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contract to which it is a party or by which any of its assets or properties is bound, which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (a “Material Contract”).

5.19 No Default. No Default or Event of Default has occurred and is continuing.

5.20 No Material Adverse Change. Since December 31, 2023 there has been no Material Adverse Effect.

5.21 Full Disclosure. No report, notice, certificate, information or other statement furnished in writing (including, in electronic form) by or on behalf of any Loan Party or any of their respective Affiliates to Lender (other than forward-looking information and projections and information of a general economic nature and general information about the Borrower’s industry) in connection with this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains or will at any time contain any untrue statement of a material fact, or omits or will at any time omit to state any material fact necessary to make any statements contained herein or therein, when so furnished and in the light of the circumstances under which it was made, not misleading. Except for matters of a general economic or political nature which do not affect any Loan Party uniquely, there is no fact presently known to any Loan Party which has not been disclosed to Lender, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.22 Sensitive Payments. No Loan Party (a) has made or will at any time make any contributions, payments or gifts to, or for the private use of, any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the applicable laws of the United States or the jurisdiction in which made or any other applicable jurisdiction, (b) has established or maintained or will at any time establish or maintain any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) has made or will at any time make any payments to any Person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment or (d) has engaged in or will at any time engage in any “trading with the enemy” or other transactions violating any rules or regulations of the Office of Foreign Assets Control or any similar applicable laws, rules or regulations.

5.23 Borrower. As of the Closing Date, the Borrower does not (a) have any material assets other than cash and the outstanding shares of Equity Interests issued by the Borrower and by Inseego Wireless, Inseego North America and Ctrack Holdings (Pty) Ltd., a company organized under the laws of South Africa, (b) have any Subsidiaries other than those set forth in Section 20 of the Information Certificate(s) or (c) have any material liabilities other than the Obligations, the obligations under the Convertible Notes Documents and obligations with respect to its Series E Preferred Stock.

5.24 Convertible Notes. The Borrower has furnished Lender a true, correct and complete copy of each of the Convertible Notes Documents. No statement or representation made in any of the Convertible Notes Documents by the Borrower or any other Loan Party or, to the Borrower’s knowledge, any other Person, at the time such Convertible Notes Documents were entered into contain any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading in any material respect as of the time that such statement or representation was made. Each of the representations and warranties of the Loan Parties set forth in each of the Convertible Notes Documents were true and correct in all material respects as of the time that they were made. No portion of the Convertible Notes Debt is, or at any time shall be, secured by any assets of any of the Loan Parties or any other Person or any Equity Interests issued by any of the Loan Parties. The Borrower and each other Loan Party acknowledge that Lender is entering into this Agreement and extending credit and making the Loans in reliance upon this Section 5.24.

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5.25 Negative Covenants. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, without Lender’s prior written consent:

(a) merge or consolidate with another Person, except that a Loan Party may merge or consolidate with another Loan Party, and any Subsidiary of a Loan Party may merge or consolidate with a Loan Party, in each case, so long as (i) the related Loan Party shall provide Lender with 10 days’ prior written notice of such merger or consolidation, (ii) in connection with any merger or consolidation to which the Borrower is a party, the Borrower must be the surviving entity of merger or consolidation, (iii) in connection with any merger or consolidation between a Loan Party and any of its Subsidiaries which is not a Loan Party, such Loan Party must be the surviving entity of merger or consolidation, and (iv) such Loan Party shall deliver to Lender all of the relevant agreements, documents and instruments evidencing such merger or consolidation;

(b) acquire any assets except in the ordinary course of business;

(c) enter into any transaction outside the ordinary course of business; provided, however, that the Borrower may (i) [reserved] and (ii) issue Equity Interests of the Borrower to the extent (A) such Equity Interests are not Disqualified Equity Interests, (B) such issuance is done in the ordinary course of business and consistent with past practices and (C) the proceeds of such issuance are applied in accordance with Section 1.8(a).

(d) sell, transfer, return or dispose of any Collateral or other assets with an aggregate value in excess of $100,000 in any calendar month, other than:

(i) the sale by a Loan Party of Inventory in the ordinary course of its business;

(ii) any sale, lease, transfer or other disposition by a Loan Party to any other Loan Party;

(iii) [reserved];

(iv) any sale, disposition, or transfer of obsolete, worn-out or unneeded Equipment;

(v) any sale, lease, transfer or other disposition constituting a Permitted Investment;

(vi) [reserved];

(vii) dispositions and transfers of cash and cash equivalents in the ordinary course of business and not in violation of this Agreement; and

(viii) dispositions among Subsidiaries which are not Loan Parties.

(e) make any loans to, or investments in, any Affiliate or other Person in the form of money or other assets, other than loans and investments made by (i) the Borrower in or to its wholly-owned domestic Subsidiaries that are Loan Parties, (ii) a Foreign Subsidiary in or to a Loan Party, (iii) a Loan Party in or to another Loan Party and (iv) a Loan Party or a Foreign Subsidiary, in each case, in or to other Subsidiaries, and which such loans or investments exist on the Closing Date and described in Section 46 of the Information Certificate(s) (provided that any such intercompany loans or investments (to the extent any such investments described in the foregoing clauses (ii) and (iv) are intercompany loans) are (A) at all times subordinated to the Obligations in a manner reasonably satisfactory to Lender and (B) evidenced by an intercompany note in form and substance reasonably satisfactory to Lender and pledged and delivered to Lender pursuant to the Collateral Pledge Agreement); provided that (1) a Loan Party may acquire Permitted Investments, (2) a Loan Party may receive minority investments in Persons given to such Loan Party by such Person in exchange for services provided by the applicable Loan Party and (3) a Loan Party may make loans not involving the transfer of cash or cash equivalents to officers, directors, employees or consultants of such Loan Party for the purchase of equity interests, or rights to acquire equity interests, issued for compensatory purposes;

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(f) incur any Indebtedness other than the Obligations and Permitted Indebtedness;

(g) create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever, other than in favor of Lender to secure the Obligations, on any of the Collateral whether now or hereafter owned, other than Permitted Liens;

(h) guaranty or otherwise become liable with respect to the obligations of any Person other than (i) liabilities in respect of the Obligations, (ii) guarantees in respect of Permitted Indebtedness and (iii) the obligations of (A) Subsidiaries under agreements regarding manufacturing, assembling and delivery of finished Inventory with contract manufacturers and suppliers in the ordinary course of business and consistent with past practices, (B) Subsidiaries’ real property lease obligations existing on the Closing Date and set forth in Section 5.25(h) of the Information Certificate or entered into after the Closing Date in the ordinary course of business and consistent with past practices to the extent that the rental obligations under such agreements do not exceed $500,000 in the aggregate and (C) the Loan Parties under agreements existing on the Closing Date with Qualcomm and (iv) guarantees of performance obligations of its Subsidiaries under contracts entered into in the ordinary course of business, so long as the obligations under such contracts do not exceed $1,000,000 in the aggregate;

(i) [reserved];

(j) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Loan Party’s Equity Interests;

(k) dissolve or elect to dissolve any entity owned by it, other than (i) in connection with dispositions permitted by Section 5.25(d) hereof and (ii) with respect to (A) Inseego Japan K.K., (B) Novatel Wireless (Italy) S.r.J. and (C) any other international subsidiary that a Loan Party determines is no longer necessary or desirable, so long as the assets of any such entity that has dissolved or elected to dissolve have been contributed to a Loan Party or to a wholly-owned subsidiary of a Loan Party whose Equity Interests constitute Pledged Equity;

(l) engage, directly or indirectly, in a business other than the business which is being conducted on the date hereof or any business reasonably related, incidental or ancillary thereto, wind up its business operations or cease substantially all, or any material portion, of its normal business operations, or suffer any material disruption, interruption or discontinuance of a material portion of its normal business operations;

(m) (i) pay any principal or other amount on any Indebtedness that is contractually subordinated to Lender in violation of the applicable subordination or intercreditor agreement or optionally prepay, redeem, defease, purchase or otherwise acquire any Indebtedness of any Loan Party or its Subsidiaries, other than the Obligations in accordance with this Agreement or (ii) make any payment on account of the Convertible Notes Debt, other than repayment in full of the Highbridge Note; provided that the Borrower may make regularly scheduled payments of interest on the Convertible Notes Debt required to be paid pursuant to the Convertible Notes documents so long as no Default or Event of Default has occurred and is then continuing, both before and after giving effect thereto;

(n) enter into any transaction with an Affiliate other than (i) transactions between or among Loan Parties expressly permitted by this Agreement, (ii) transactions on arms-length terms in the ordinary course of business in a manner consistent with then current past practices, (iii) intercompany management fee and services agreements between the Loan Parties and Subsidiaries in the ordinary course of business and (iv) the payment of reasonable customary compensation and benefits and reimbursements of out-of- pocket costs to, and the provision of indemnity on behalf of, directors, officers, consultants, employees and members of the boards of directors of the Loan Parties and their subsidiaries;

(o) change its jurisdiction of organization or enter into any transaction which has the effect of changing its jurisdiction of organization except as provided for in Section 5.8;

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(p) agree, consent, permit or otherwise undertake to amend or otherwise modify any of the terms or provisions of any Loan Party’s Organic Documents, except for such amendments or other modifications required by applicable law, that are ministerial in nature or that are not adverse to Lender, and then, only to the extent such amendments or other modifications are fully disclosed in writing to Lender no less than five Business Days prior to being effectuated;

(q) enter into or assume any agreement prohibiting the creation or assumption of any Lien on the Collateral to secure the Obligations upon its properties or assets, whether now owned or hereafter acquired, other than this Agreement and any other agreement relating to Permitted Indebtedness, applicable law and customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto;

(r) create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than any Loan Documents) of any kind on the ability of any such Person to pay or make any dividends or distributions to the Borrower, to pay any of the Obligations, to make loans or advances or to transfer any of its property or assets to the Borrower, except customary terms and conditions in respect of any Permitted Indebtedness or Permitted Liens;

(s) agree, consent, permit or otherwise undertake to amend or otherwise modify any of the terms or provisions of any Convertible Notes Document in any manner that is adverse to the interests of any Loan Party (or Loan Parties taken as a whole or the Borrower and its Subsidiaries taken as a whole) or Lender; or

(t) (i) divide or enter into any plan of division pursuant to section 18-217 of the Delaware Limited Liability Company Act or any similar stature or provision under any applicable law or otherwise, (ii) dispose of any property through a plan of division under the Delaware Limited Liability Company Act or any comparable transaction under any similar law or (iii) make any payment or distribution pursuant to a plan of division under the Delaware Limited Liability Company Act or any comparable transaction under any similar law.

5.26 Highbridge Note. The Highbridge Note Satisfaction Agreement is the only agreement between the Borrower and Highbridge with respect to the redemption and satisfaction and deemed repayment in full of the Highbridge Note and provides that Highbridge has agreed that, upon receipt of payment to it in an amount equal to 70% of the outstanding principal amount of the Highbridge Note in cash, the Highbridge Note and any other obligations of the Borrower owed to Highbridge under the Convertible Notes Documents (including any rights to convert indebtedness under the Highbridge Note to equity interests in the Borrower) shall be redeemed, satisfied and deemed to be paid in full.

5.27 Employee and Labor Matters. As of the Closing Date, there is (a) no unfair labor practice complaint pending or, to the knowledge of the Borrower, threatened against any Loan Party or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or its Subsidiaries that could reasonably be expected to result in a material liability or (c) to the knowledge of the Borrower, after due inquiry, no union representation question existing with respect to the employees of any Loan Party or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Loan Party or its Subsidiaries. As of the Closing Date, none of any Loan Party or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Loan Party and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements. All material payments due from any Loan Party or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a material liability.

5.28 Post-Closing Matters. The Loan Parties shall execute and deliver the documents and take such actions (or cause such actions to be taken by other Persons) as are set forth in the section labeled “Post Closing Deliverables and Covenants” on Exhibit B, in each case, on or prior to the deadlines specified on Exhibit B (or such later dates as Lender may agree in its sole discretion).

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5.29 Updates to the Information Certificate. The Loan Parties shall deliver to Lender promptly as shall be required to maintain the related representations and warranties as true and correct, quarterly updates to the following Sections of the Information Certificates: Sections 27 through 32 (Locations), Section 1 (Legal Name), Section 3 (Type of Entity; State of Organization), Section 18 (Equityholders), Section 40 (Commercial Tort Claims), Section 43 (Letter-of-Credit Rights) and Section 53 (Material Contacts); provided that, absent the occurrence and continuance of any Event of Default, such updates shall be required solely in connection with delivery of a Compliance Certificate, as required under this Agreement. Any such updated sections to the Information Certificates delivered by the Loan Parties to Lender in accordance with this Section 5.29 shall automatically and immediately be deemed to supplement or amend and restate, as applicable, the prior version of such sections of the Information Certificates previously delivered to Lender and attached to and made part of this Agreement.

6.	LIMITATION OF LIABILITY AND INDEMNITY.

6.1 Limitation of Liability. In no circumstance will Lender, any Participant, any of their respective successors and assigns, any of their respective Affiliates or any of their respective directors, officers, employees, attorneys or agents (the “Released Parties”) be liable for lost profits or other special, punitive or consequential damages relating to or arising out of this Agreement or the other Loan Documents. Notwithstanding any provision in this Agreement to the contrary, this Section 6.1 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

6.2 Indemnity/Currency Indemnity.

(a) Each Loan Party hereby agrees to indemnify the Released Parties and hold them harmless from and against any and all claims, debts, liabilities, losses, demands, obligations, actions, causes of action, fines, penalties, costs and expenses (including reasonable and documented attorneys’ fees and consultants’ fees), of every nature, character and description (including, without limitation, natural resources damages, property damage and claims for personal injury), which the Released Parties may sustain or incur based upon or arising out of any of the transactions contemplated by this Agreement or any other Loan Documents or any of the Obligations, including any breach of any covenant or representation or warranty relating to any environmental and health and safety laws or an environmental release, cause or thing whatsoever occurred, done, omitted or suffered to be done by Lender relating to any Loan Party or the Obligations (except any such amounts sustained or incurred solely as the result of the gross negligence or willful misconduct of such Released Parties, as finally determined by a court of competent jurisdiction). Notwithstanding any provision in this Agreement to the contrary, this Section 6.2 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

(b) If, for the purposes of obtaining or enforcing judgment in any court in any jurisdiction with respect to this Agreement or any Loan Document, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any Loan Document in any currency other than the Judgment Currency (the “Currency Due”) (or for the purposes of Section 1.7(d)), then, to the extent permitted by law, conversion shall be made at the exchange rate reasonably selected by Lender on the Business Day before the day on which judgment is given (or for the purposes of Section 1.7(d), on the Business Day on which the payment was received by Lender). In the event that there is a change in such exchange rate between the Business Day before the day on which the judgment is given and the date of receipt by Lender of the amount due, each Loan Party shall to the extent permitted by law, on the date of receipt by Lender, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any as may be necessary to ensure that the amount received by Lender on such date is the amount in the Judgment Currency which (when converted at such exchange rate on the date of receipt by Lender in accordance with normal banking procedures in the relevant jurisdiction) is the amount then due under this Agreement or such Loan Document in the Currency Due. If the amount of the Currency Due (including any Currency Due for purposes of Section 1.7(c)) which Lender is so able to purchase is less than the amount of the Currency Due (including any Currency Due for purposes of Section 1.7(c)) originally due to it, each Loan Party shall to the extent permitted by law jointly and severally indemnify and save Lender harmless from and against loss or damage arising as a result of such deficiency.

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7.	EVENTS OF DEFAULT AND REMEDIES.

7.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) if any warranty, representation, statement, report or certificate made or delivered to Lender by or on behalf of any Loan Party is untrue or misleading in any material respect on the date when made or deemed to have been made;

(b) if any Loan Party fails to pay to Lender, (i) when due, any principal required under this Agreement or any other Loan Document, or (ii) within three Business Days when due, any interest payment or any other monetary Obligation under this Agreement or any other Loan Document;

(c) (i) if any Loan Party defaults in the due observance or performance of any covenant, condition or agreement contained in Section 3.2, 4.1, 4.7, 4.8, 5.2, 5.3, 5.13, 5.14, 5.15(b), 5.24, 5.25 or 5.28 of this Agreement; or

(ii)if any Loan Party defaults in the due observance or performance of any covenant, condition or agreement contained in any provision of this Agreement or any other Loan Document and not addressed in Section 7.1(a), (b) or (c)(i), and the continuance of such default unremedied for a period of 30 days; provided that such 30-day grace period shall not be available for any default that is not reasonably capable of being cured within such period;

(d) if one or more final, non-appealable judgments shall be entered against a Loan Party involving in the aggregate a liability (to the extent not covered by insurance or indemnity) of $1,000,000 or more and all such judgments shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 30 Business Days from the entry thereof;

(e) any default with respect to any Indebtedness (other than the Obligations) of any Loan Party in a principal amount in excess of $500,000 if (i) such default shall consist of the failure to pay such Indebtedness when due, whether by acceleration or otherwise, or (ii) the effect of such default is to permit the holder, with or without notice or lapse of time or both, to accelerate the maturity of any such Indebtedness or to cause such Indebtedness to become due prior to the stated maturity thereof (without regard to the existence of any subordination or intercreditor agreements);

(f) the dissolution (except as permitted under Section 5.25(k) hereof), death, termination of existence, insolvency or business failure of any Loan Party (or of any general partner of any Loan Party if it is a partnership);

(g) if any Loan Party shall apply for, or consent to the appointment of, a receiver, trustee, custodian or liquidator of it or any of its properties, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent or be the subject of an order for relief under the Bankruptcy Code (or under any bankruptcy or insolvency law of a foreign jurisdiction with competent jurisdiction over such Loan Party), or file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

(h) the commencement of an involuntary case or other proceeding against any Loan Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and the same is not dismissed within 60 days, or if an order for relief is entered against any Loan Party under any bankruptcy, insolvency or other similar applicable law as now or hereafter in effect;

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(i) the actual or attempted revocation or termination of, or limitation or denial of liability under, any guaranty of any of the Obligations, or any security document securing any of the Obligations, by any Loan Party;

(j) if any Loan Party makes any payment on account of any Indebtedness or obligation which has been contractually subordinated to the Obligations other than payments which are not prohibited by the applicable subordination provisions pertaining thereto, or if any Person who has subordinated such Indebtedness or obligations attempts to limit or terminate any applicable subordination provisions pertaining thereto;

(k) if there is any actual indictment or conviction of the Borrower, any Guarantor or any of their respective Senior Officers under any criminal statute, in each case, related to a felony committed in the direct conduct of the Borrower’s, or such Guarantor’s business, as applicable, and such Senior Officer is not removed within 15 Business Days;

(l) if the Borrower shall collectively cease to, directly or indirectly, own and control 100% of each class of the outstanding Equity Interests of each other Loan Party;

(m) if any of the Warrants or any other agreement or document entered into by any Affiliate of Lender with the Borrower with respect to the Borrower’s common stock or preferred stock shall be deemed to be unenforceable in any material respect, or the Borrower or any other Person party thereto shall be in breach or default of any of the terms or provisions or any injunction or other order shall be in force preventing or suspending the Borrower’s or any other such Person’s obligations thereunder;

(n) if any Lien purported to be created by any Loan Document shall cease to be a valid perfected first priority Lien (subject only to any priority accorded by law to Permitted Liens) on any material portion of the Collateral, or any Loan Party shall assert in writing that any Lien purported to be created by any Loan Document is not a valid perfected first priority lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties purported to be covered thereby;

(o) if any of the Loan Documents shall cease to be in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof or by written agreement of all parties thereto);

(p) [reserved];

(q) (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000, (ii) the existence of any Lien under Section 430(k) or Section 6321 of the Code or Section 303(k) or Section 4068 of ERISA on any assets of a Loan Party or any ERISA Affiliate or (iii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000;

(r) if (i) any Loan Party is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business, (ii) any Loan Party suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business or (iii) there is a cessation of any material part of any Loan Party’s business for a material period of time;

(s) [reserved];

(t) an “Event of Default” (as defined in the applicable Convertible Notes Document) has occurred under any Convertible Notes Documents, which such “Event of Default” shall not have been cured or waived within any applicable grace period.

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7.2 Remedies with Respect to Acceleration, Etc. Upon the occurrence and during the continuance of an Event of Default, Lender may, in Lender’s sole discretion (a) demand payment in full of all or any portion of the Obligations (whether or not payable on demand prior to such Event of Default), together with the Exit Fee in the amount specified in Section 2.2(b) and/or (b) take any and all other and further actions and avail itself of any and all rights and remedies available to Lender under this Agreement, any other Loan Document, under law and/or in equity. Notwithstanding the foregoing sentence, upon the occurrence of any Event of Default described in Section 7.1(g) or Section 7.1(h), without notice, demand or other action by Lender all of the Obligations (including, without limitation, the Exit Fee in the amount specified in Section 2.2(b)) shall immediately become due and payable whether or not payable on demand prior to such Event of Default.

7.3 Remedies with Respect to Collateral. Without limiting any rights or remedies Lender may have pursuant to this Agreement, the other Loan Documents, under applicable law or otherwise, upon the occurrence and during the continuance of an Event of Default:

(a) Any and All Remedies. Lender may take any and all actions and avail itself of any and all rights and remedies available to Lender under this Agreement, any other Loan Document, under law or in equity, and the rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or otherwise. The Closing Date Participants acknowledge and agree that they shall not exercise any rights or remedies against any Loan Parties under or pursuant to the Loan Documents after an Event of Default except through Lender.

(b) Collections; Modifications of Terms. Lender may, but shall be under no obligation to, (i) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to Lender; (ii) demand, sue for, collect and give receipts for and take all necessary or desirable steps to collect any Collateral or Proceeds in its or any Loan Party’s name, and apply any such collections against the Obligations as Lender may elect; (iii) take control of any Collateral and any cash and non-cash Proceeds of any Collateral; (iv) enforce, compromise, extend, renew settle or discharge any rights or benefits of each Loan Party with respect to or in and to any Collateral, or deal with the Collateral as Lender may deem advisable; and (v) make any compromises, exchanges, substitutions or surrenders of Collateral that Lender deems necessary or proper in its reasonable discretion, including extending the time of payment, permitting payment in installments or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to, consent of or any other action of, any Loan Party and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted to Lender under this Agreement or any other Loan Document.

(c) Insurance. Lender may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and each Loan Party’s name any checks or drafts constituting Proceeds of insurance. Any Proceeds of insurance received by Lender may be applied by Lender against payment of all or any portion of the Obligations as Lender may elect in its reasonable discretion.

(d) Possession and Assembly of Collateral. Until Lender is able to effect a sale, lease, or other disposition of Collateral, Lender may take possession of the Collateral or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Lender. Upon Lender’s request, each Loan Party shall assemble the Collateral and make it available to Lender at a place or places to be designated by Lender.

(e) Set-off. Lender may, and without any notice to, consent of or any other action by, any Loan Party (such notice, consent or other action being expressly waived), set-off or apply (i) any and all deposits (general or special, time or demand, provisional or final) at any time held by or for the account of Lender or any Affiliate of Lender and/or (ii) any Indebtedness at any time owing by Lender or any Affiliate of Lender or any Participant in the Loans to or for the credit or the account of any Loan Party, to the repayment of the Obligations irrespective of whether any demand for payment of the Obligations has been made.

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(f) Disposition of Collateral.

(i) Sale, Lease, etc. of Collateral. Lender may, without demand, advertising or notice, all of which each Loan Party hereby waives (except as the same may be required by the UCC or other applicable law and is not waivable under the UCC or such other applicable law), at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as determined by Lender (provided that such price and terms are commercially reasonable within the meaning of the UCC to the extent such sale or other disposition is subject to the UCC requirements that such sale or other disposition must be commercially reasonable) (A) sell, lease, license or otherwise dispose of any and all Collateral and/or (B) deliver and grant options to a third party to purchase, lease, license or otherwise dispose of any and all Collateral. Lender may sell, lease, license or otherwise dispose of any Collateral in its then-present condition or following any preparation or processing deemed necessary by Lender in its reasonable discretion. Lender may be the purchaser at any such public or private sale or other disposition of Collateral, and in such case Lender shall apply the purchase price therefor to the Obligations due to Lender. Lender may, if it deems it reasonable, postpone or adjourn any sale or other disposition of any Collateral from time to time by an announcement at the time and place of the sale or disposition to be so postponed or adjourned without being required to give a new notice of sale or disposition; provided, however, that Lender shall provide the applicable Loan Party with written notice of the time and place of such postponed or adjourned sale or disposition. Each Loan Party hereby acknowledges and agrees that Lender’s compliance with any requirements of applicable law in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any sale, lease, license or other disposition of such Collateral.

(ii) Deficiency. Each Loan Party shall remain liable for all amounts of the Obligations remaining unpaid as a result of any deficiency of the Proceeds of the sale, lease, license or other disposition of Collateral after such Proceeds are applied to the Obligations as provided in this Agreement.

(iii) Warranties; Sales on Credit. Lender may sell, lease, license or otherwise dispose of the Collateral without giving any warranties and may specifically disclaim any and all warranties, including, but not limited to, warranties of title, possession, merchantability and fitness. Each Loan Party hereby acknowledges and agrees that Lender’s disclaimer of any and all warranties in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any such disposition of the Collateral. If Lender sells, leases, licenses or otherwise disposes of any of the Collateral on credit, the Borrower will be credited only with payments actually made in cash by the recipient of such Collateral and received by Lender and applied to the Obligations. If any Person fails to pay for Collateral acquired pursuant to this Section 7.3(f) on credit, Lender may re-offer the Collateral for sale, lease, license or other disposition.

(g) Investment Property; Voting and Other Rights; Irrevocable Proxy.

(i) Following an Event of Default which shall have occurred and is continuing, all rights of each Loan Party to exercise any of the voting and other consensual rights which it would otherwise be entitled to exercise in accordance with the terms hereof with respect to any Investment Property, and to receive any dividends, payments and other distributions which it would otherwise be authorized to receive and retain in accordance with the terms hereof with respect to any Investment Property, shall immediately, at the election of Lender (without requiring any notice) cease, and all such rights shall thereupon become vested solely in Lender, and Lender (personally or through an agent) shall thereupon be solely authorized and empowered, without notice, to (A) transfer and register in its name, or in the name of its nominee, the whole or any part of the Investment Property, it being acknowledged by each Loan Party that any such transfer and registration may be effected by Lender through its irrevocable appointment as attorney-in-fact pursuant to Sections 4.4 and 7.3(g)(ii) of this Agreement, (B) exchange certificates and/or instruments representing or evidencing Investment Property for certificates and/or instruments of smaller or larger denominations, (C) exercise the voting and all other rights as a holder with respect to all or any portion of the Investment Property (including, without limitation, all economic rights, all control rights, authority and powers and all status rights of each Loan Party as a member or as a shareholder (as applicable) of the Issuer), (D) collect and receive all dividends and other payments and distributions made thereon, (E) notify the parties obligated on any Investment Property to make payment to Lender of any amounts due or to become due thereunder, (F) endorse instruments in the name of each Loan Party to allow collection of any Investment Property, (G) enforce collection of any of the Investment Property by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any Person with respect thereto, (H) consummate any sales of Investment Property or exercise any other rights as set forth in Section 7.3(f) hereof, (I) otherwise act with respect to the Investment Property as though Lender was the outright owner thereof and (J) exercise any other rights or remedies Lender may have under the UCC, other applicable law or otherwise.

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(ii) EACH LOAN PARTY HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS LENDER AS ITS PROXY AND ATTORNEY-IN-FACT FOR SUCH LOAN PARTY WITH RESPECT TO ALL OF EACH SUCH LOAN PARTY’S INVESTMENT PROPERTY WITH THE RIGHT, DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITHOUT NOTICE, TO TAKE ANY OF THE FOLLOWING ACTIONS: (A) TRANSFER AND REGISTER IN LENDER’S NAME, OR IN THE NAME OF ITS NOMINEE, THE WHOLE OR ANY PART OF THE INVESTMENT PROPERTY, (B) VOTE THE PLEDGED EQUITY, WITH FULL POWER OF SUBSTITUTION TO DO SO, (C) RECEIVE AND COLLECT ANY DIVIDEND OR ANY OTHER PAYMENT OR DISTRIBUTION IN RESPECT OF, OR IN EXCHANGE FOR, THE INVESTMENT PROPERTY OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO INDORSE ANY INSTRUMENT MADE PAYABLE TO ANY LOAN PARTY FOR THE SAME, (D) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES, AND REMEDIES (INCLUDING ALL ECONOMIC RIGHTS, ALL CONTROL RIGHTS, AUTHORITY AND POWERS AND ALL STATUS RIGHTS OF EACH LOAN PARTY AS A MEMBER OR AS A SHAREHOLDER (AS APPLICABLE) OF THE ISSUER) TO WHICH A HOLDER OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING WITH RESPECT TO THE PLEDGED EQUITY, GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS OR SHAREHOLDERS, CALLING SPECIAL MEETINGS OF MEMBERS OR SHAREHOLDERS AND VOTING AT SUCH MEETINGS) AND (E) TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH LENDER MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THE APPOINTMENT OF LENDER AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL (X) ALL OF THE OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL IN CASH IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (Y) LENDER HAS NO FURTHER OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND (Z) THE COMMITMENTS UNDER THIS AGREEMENT HAVE EXPIRED OR HAVE BEEN TERMINATED (IT BEING UNDERSTOOD AND AGREED THAT SUCH OBLIGATIONS WILL BE AUTOMATICALLY REINSTATED IF AT ANY TIME PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RESTORED OR RETURNED BY LENDER FOR ANY REASON WHATSOEVER, INCLUDING, WITHOUT LIMITATION, AS A PREFERENCE, FRAUDULENT CONVEYANCE OR OTHERWISE UNDER ANY BANKRUPTCY, INSOLVENCY OR SIMILAR LAW, ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT IN THE EVENT PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS IS RESCINDED OR MUST BE RESTORED OR RETURNED, ALL REASONABLE OUT-OF-POCKET COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE AND DOCUMENTED ATTORNEYS’ FEES AND DISBURSEMENTS) INCURRED BY LENDER IN DEFENDING AND ENFORCING SUCH REINSTATEMENT SHALL HEREBY BE DEEMED TO BE INCLUDED AS A PART OF THE OBLIGATIONS). SUCH APPOINTMENT OF LENDER AS PROXY AND AS ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN ANY ORGANIC DOCUMENTS OF ANY LOAN PARTY, ANY ISSUER OR OTHERWISE.

(iii) In order to further effect the foregoing transfer of rights in favor of Lender, upon the occurrence and during the continuance of an Event of Default, each Loan Party hereby authorizes and instructs each Issuer of Pledged Equity by such Loan Party to comply with any instruction received by such Issuer from Lender without any other or further instruction from such Loan Party, and each Loan Party acknowledges and agrees that each Issuer shall be fully protected in so complying, and to pay any dividends, distributions or other payments with respect to any of the Investment Property directly to Lender.

(iv) Upon exercise of the proxy set forth herein, all prior proxies given by any Loan Party with respect to any of the Pledged Equity or other Investment Property, as applicable (other than to Lender), are hereby revoked, and no subsequent proxies (other than to Lender) will be given with respect to any of the Pledged Equity or any of the other Investment Property, as applicable, unless Lender otherwise subsequently agrees in writing. Lender, as proxy, will be empowered and may exercise the irrevocable proxy to vote the Pledged Equity and/or the other Investment Property at any and all times following the occurrence and during the continuation of an Event of Default, including, without limitation, at any meeting of shareholders or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith. To the fullest extent permitted by applicable law, Lender shall have no agency, fiduciary or other implied duties to any Loan Party, any Issuer, any Loan Party or any other Person when acting in its capacity as such proxy or attorney-in-fact. Each Loan Party hereby waives and releases any claims that it may otherwise have against Lender with respect to any breach, or alleged breach, of any such agency, fiduciary, or other duty.

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(v) Any transfer to Lender or its nominee, or registration in the name of Lender or its nominee, of the whole or any part of the Investment Property shall be made solely for purposes of effectuating voting or other consensual rights with respect to the Investment Property in accordance with the terms of this Agreement and is not intended to effectuate any transfer of ownership of any of the Investment Property. Notwithstanding the delivery by Lender of any instruction to any Issuer or any exercise by Lender of an irrevocable proxy or otherwise, Lender shall not be deemed the owner of, or assume any obligations or any liabilities whatsoever of the owner or holder of, any Investment Property unless and until Lender expressly accepts such obligations in a duly authorized and executed writing and agrees in writing to become bound by the applicable Organic Documents or otherwise becomes the owner thereof under applicable law (including through a sale as described in Section 7.3(f) hereof). The execution and delivery of this Agreement shall not subject Lender to, or transfer or pass to Lender, or in any way affect or modify, the liability of any Loan Party under the Organic Documents of any Issuer or any related agreements, documents or instruments or otherwise. In no event shall the execution and delivery of this Agreement by Lender, or the exercise by Lender of any rights hereunder or assigned hereby, constitute an assumption of any liability or obligation whatsoever of any Loan Party to, under or in connection with any of the Organic Documents of any Issuer or any related agreements, documents or instruments or otherwise.

(h) Election of Remedies. Lender shall have the right in Lender’s sole discretion to determine which rights, security, Liens and/or remedies Lender may at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way impairing, modifying or affecting any of Lender’s other rights, security, Liens or remedies with respect to such Property, or any of Lender’s rights or remedies under this Agreement or any other Loan Document.

(i) Lender’s Obligations. Each Loan Party agrees that Lender shall not have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any kind for the benefit of any other creditor of any Loan Party or any other Person. Lender shall not be responsible to any Loan Party or any other Person for loss or damage resulting from Lender’s failure to enforce its Liens or collect any Collateral or Proceeds or any monies due or to become due under the Obligations or any other liability or obligation of any Loan Party to Lender.

(j) Grant of Intellectual Property License. For the purpose of enabling Lender to exercise the rights and remedies under this Section 7.3 at such time as Lender shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Loan Party hereby grants to Lender a nonexclusive worldwide license (exercisable without payment of royalty or other compensation to any Loan Party and continuing until the waiver or cure of all Events of Default or the consummation of any sale that may be permitted hereunder) to use, sublicense, practice or otherwise exercise such Loan Party’s rights in and to any Intellectual Property constituting Collateral, wherever the same may be located; provided that nothing in this Section 7.3(j) shall require any Loan Party to grant any license that is prohibited by any rule of law, statute or regulation, and any such license shall be granted only to the extent such grant does not result in the breach, default or termination of any license or similar agreement with a third party. The license granted hereunder is subject, (i) in the case of trademarks, to Lender’s reasonable exercise of quality control to avoid the risk of invalidation of such trademarks (ii) to Lender’s including, in any license granted to a third party, reasonable and customary terms and conditions necessary to preserve the existence, validity and value of the affected Intellectual Property, including without limitation, provisions requiring the continuing confidential handling of trade secrets and protecting data and system security, (iii) with respect to patents, Lender’s requiring patent designation provisions, and (iv) with respect to copyrights, Lender’s requiring copyright notices and restrictions on decompilation and reverse engineering of copyrighted software. Until the consummation of any sale of any Intellectual Property pursuant to this Section 7.3, each Loan Party shall retain all right, title, and interest in and to its Intellectual Property, subject to the security interests granted herein and the license granted under this Section 7.3(j).

(k) Waiver of Rights by Loan Parties. Except as otherwise expressly provided for in this Agreement or by non-waivable applicable law, each Loan Party waives: (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which any Loan Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard, (ii) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies and (iii) the benefit of all valuation, appraisal, marshalling and exemption laws.

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(l) Actions in Concert. Nothing contained herein or in any other Loan Document or in the Closing Date Participation Agreements, and no action taken by Lender pursuant hereto or thereto, shall be deemed to constitute the Credit Parties as a partnership, an association, a joint venture or any other kind of entity. Anything in this Agreement or any other Loan Document or the Closing Date Participation Agreements to the contrary notwithstanding, each Closing Date Participant hereby agrees that it shall not take any action to protect or enforce its rights arising out of this Agreement or otherwise with respect to the Obligations, it being the intent of the Closing Date Participants that any such action to protect or enforce rights under this Agreement or otherwise with respect to the Obligations shall be taken in concert and at the direction of Lender.

7.4 Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to Lender by the Borrower, all payments received on account of the Obligations shall be applied by Lender as follows:

(a) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees and disbursements and other charges of counsel payable under Section 10.07) payable to Lender in its capacity as such;

(b) second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Credit Parties (including fees and disbursements and other charges of counsel payable under Section 10.07) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (b) payable to them;

(c) third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loan, ratably among the Credit Parties in proportion to the respective amounts described in this clause (c) payable to them;

(d) fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loan ratably among the Credit Parties in proportion to the respective amounts described in this clause (d) payable to them; and

(e) finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by applicable law.

7.5 Lender May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Lender (irrespective of whether the principal of the Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Lender shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Credit Parties and their respective agents and counsel and all other amounts due the Credit Parties under Section 10.07) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each other Credit Party to make such payments to Lender and, in the event that Lender shall consent to the making of such payments directly to the other Credit Parties, to pay to Lender any amount due for the reasonable compensation, expenses, disbursements and advances of Lender and its agents and counsel, and any other amounts due Lender under Section 10.07.

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8.	LOAN GUARANTY.

8.1 Guaranty. Each Guarantor hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, all of the Obligations and all costs and expenses, including all court costs and reasonable and documented attorneys’ fees and expenses paid or incurred by Lender in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, the Borrower, any Guarantor of all or any part of the Obligations (and such costs and expenses paid or incurred shall be deemed to be included in the Obligations). Each Guarantor further agrees that the Obligations may be extended or renewed in whole or in part without notice to, or further assent from, it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to, and may be enforced by, or on behalf of, any branch or Affiliate of Lender that extended any portion of the Obligations.

8.2 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require Lender to sue or otherwise take action against the Borrower, any other Guarantor or any other Person obligated for all or any part of the Obligations, or otherwise to enforce its payment against any Collateral securing all or any part of the Obligations.

8.3 No Discharge or Diminishment of Loan Guaranty.

(a) Except as otherwise expressly provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of all of the Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other Guarantor; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other Guarantor, or their assets or any resulting release or discharge of any obligation of the Borrower or any other Guarantor; or (iv) the existence of any claim, setoff or other rights which any Guarantor may have at any time against the Borrower, any other Guarantor, Lender or any other Person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by the Borrower or any other Guarantor, of the Obligations or any part thereof.

(c) Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Obligations; (ii) any waiver or modification of, or supplement to, any provision of any agreement relating to the Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for all or any part of the Obligations or all or any part of any obligations of any Guarantor; (iv) any action or failure to act by Lender with respect to any Collateral; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all of the Obligations).

8.4 Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on, or arising out of, any defense of any Guarantor or the unenforceability of all or any part of the Obligations from any cause, or the cessation from any cause of the liability of any Guarantor, other than the indefeasible payment in full in cash of all of the Obligations. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, or any other Person. Each Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. Lender may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Guarantor or exercise any other right or remedy available to it against the Borrower or any other Guarantor, without affecting or impairing in any way the liability of any Guarantor under this Loan Guaranty except to the extent the Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any other Guarantor or any security.

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8.5 Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against the Borrower or any other Guarantor, or any Collateral, until the Termination Date.

8.6 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or any other Person, or otherwise, each Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not Lender is in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Obligations shall nonetheless be payable by the Loan Parties forthwith on demand by Lender. This Section 8.6 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

8.7 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Loan Guaranty, and agrees that Lender shall not have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

8.8 Termination. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Loan Guaranty as to future Obligations. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Lender, (b) no such revocation shall apply to any Obligations in existence on the date of receipt by Lender of such written notice (including any subsequent continuation, extension or renewal thereof, or change in the interest rate, payment terms or other terms and conditions thereof), (c) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Lender, (d) no payment by the Borrower, any other Guarantor or from any other source, prior to the date of Lender’s receipt of written notice of such revocation shall reduce the maximum obligation of any Guarantor hereunder, and (e) any payment, by the Borrower or from any source other than a Guarantor which has made such a revocation, made subsequent to the date of such revocation, shall first be applied to that portion of the Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of any Guarantor hereunder.

8.9 Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any federal or state corporate law or other law governing business entities, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Parties or Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 8.9, with respect to the Maximum Liability of each Guarantor, is intended solely to preserve the rights of Lender to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person shall have any right or claim under this Section 8.9 with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of Lender hereunder; provided that nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

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8.10 Contribution. In the event any Guarantor shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty (such Guarantor, a “Paying Guarantor”), each other Guarantor (each, a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Section 8.10, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (a) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to (b) the aggregate Maximum Liability of all Loan Parties hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by such Loan Parties from the Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Guarantor’s several liability for the entire amount of the Obligations (up to such Guarantor’s Maximum Liability). Each of the Loan Parties covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of all of the Obligations. This provision is for the benefit of Lender and the Loan Parties and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

8.11 Liability Cumulative. The liability of each Guarantor under this Section 8 is in addition to, and shall be cumulative with, all liabilities of each Guarantor to Lender under this Agreement and the other Loan Documents to which such Guarantor is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

9.	PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES.

9.1 Taxes.

(a) Any and all payments by, or on account of any obligation of, the Loan Parties hereunder or under any other Loan Document shall, to the extent permitted by applicable laws, be made free and clear of, and without reduction or withholding for, any Taxes, except as required by applicable law. If, however, applicable laws require the Loan Parties to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as the case may be, upon the basis of the information and documentation to be delivered pursuant to clause (e) below.

(b) If any Loan Party shall be required by applicable law to withhold or deduct any Taxes from any payment, then (i) such Loan Party shall withhold or make such deductions as are required based upon the information and documentation it has received pursuant to clause (e) below, (ii) such Loan Party shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable law and (iii) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Loan Parties shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 9.1) the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. Upon request by Lender or other Recipient, the Borrower shall deliver to Lender or such other Recipient, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment of Indemnified Taxes, a copy of any return required by applicable law to report such payment or other evidence of such payment reasonably satisfactory to Lender or such other Recipient, as the case may be.

(c) Without limiting the provisions of clauses (a) and (b) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

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(d) Without limiting the provisions of clauses (a) through (c) above, each Loan Party shall, and does hereby, on a joint and several basis indemnify Lender and each other Recipient (and their respective directors, officers, employees, affiliates and agents) and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 9.1) paid or incurred by Lender or any other Recipient on account of, or in connection with, any Loan Document or a breach by a Loan Party thereof, and any penalties, interest and related expenses and losses arising therefrom or with respect thereto (including the fees, charges and disbursements of any counsel or other tax advisor for Lender or any other Recipient (or their respective directors, officers, employees, affiliates and agents)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower shall be conclusive absent manifest error. Notwithstanding any provision in this Agreement to the contrary, this Section 9.1 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

(e) If Lender or any Participant is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, Lender shall deliver to the Borrower, and each such Participant shall deliver to Lender granting the participation, at the time or times prescribed by applicable laws or reasonably requested by the Borrower or Lender granting the participation, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Lender shall deliver to the Borrower, and each Participant shall deliver to Lender granting the participation, at the time or times prescribed by applicable laws or reasonably requested by the Borrower or Lender granting the participation, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction or such other reasonably requested information as will enable the Borrower or Lender granting the participation, as the case may be, to determine (i) whether or not payments made hereunder or under any other Loan Document are subject to Taxes or information reporting requirements, (ii) if applicable, the required rate of withholding or deduction, and (iii) such Lender’s or Participant’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Recipient by the Loan Parties pursuant to this Agreement or otherwise to establish such Recipient’s status for withholding tax purposes in the applicable jurisdiction. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 9.1(e)(i), (ii) or (iii)) shall not be required if in Lender’s or Participant’s reasonable judgment such completion, execution or submission would subject such Lender or Participant to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Participant.

Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States:

(i) Lender (or Participant) that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower (or Lender granting a participation as applicable) on or about the date on which Lender becomes a lender (or such Participant is granted a participation) under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Lender granting such participation), properly completed and executed copies of Internal Revenue Service Form W-9 (or any successor form), certifying that Lender (or such Participant) is exempt from U.S. federal backup withholding tax;

(ii) Lender (or Participant) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Recipient”) shall deliver to the Borrower (and Lender granting a participation in case the Non-U.S. Recipient is a Participant) on or prior to the date on which such Non-U.S. Recipient becomes a lender (or such Participant is granted a participation) under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Lender granting such participation but only if such Non-U.S. Recipient is legally entitled to do so), whichever of the following is applicable: (A) properly completed and executed copies of Internal Revenue Service Form W-8BEN (or any successor form) or Form W-8BEN-E (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party; (B) properly completed and executed copies of Internal Revenue Service Form W-8ECI (or any successor form); (C) to the extent a Non-U.S. Recipient is not the beneficial owner, properly completed and executed copies of Internal Revenue Service Form W-8IMY (or any successor form) and all required supporting documentation; (D) each Non-U.S. Recipient claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, shall provide (x) a certificate to the effect that such Non-U.S. Recipient is not (I) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (II) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (III) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) properly completed and executed copies of Internal Revenue Service Form W-8BEN (or any successor form) or Form W-8BEN-E (or any successor form); and/or (E) properly completed and executed copies of any other form prescribed by applicable law (including FATCA) as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or any Lender granting a participation, to determine the withholding or deduction required to be made;

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(iii) If a payment made to Lender (or Participant) under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if Lender (or such Participant) were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Lender (or such Participant) shall deliver to the Borrower and Lender granting such participation at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Lender granting such participation such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Lender granting such participation as may be necessary for the Borrower and Lender granting such participation to comply with their obligations under FATCA and to determine that Lender or such Participant has complied with Lender’s or such Participant’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(iv) If any form or certification previously delivered by Lender (or any Participant) expires or becomes obsolete or inaccurate in any respect, Lender (or any Participant) shall update such form or certification or promptly notify the Borrower (or Lender granting a participation) of its legal inability to do so.

(f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 9.1 (including by the payment of additional amounts pursuant to this Section 9.1), it shall promptly pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 9.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 9.1(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 9.1(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 9.1(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 9.1(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. For purposes of this Section 9.1(f), all references to “refund” shall include the monetary benefit of a credit received in lieu of a refund of Taxes.

(g) Each party’s obligations under this Section 9.1 shall survive any assignment of rights by Lender or any Participant and the repayment, satisfaction or discharge of all Obligations under any Loan Document under any Loan Document.

10.	GENERAL PROVISIONS.

10.1 Notices.

(a) Notice by Approved Electronic Communications.

Lender and each of its Affiliates is authorized to transmit, post or otherwise make or communicate, in its sole discretion (but shall not be required to do so), by Approved Electronic Communications in connection with this Agreement or any other Loan Document and the transactions contemplated therein. Each of the Loan Parties and Lender hereby acknowledges and agrees that the use of Approved Electronic Communications is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing Lender and each of its Affiliates to transmit Approved Electronic Communications. All Approved Electronic Communications shall be provided “as is” and “as available”. None of Lender or any of its Affiliates or related persons warrants the accuracy, adequacy or completeness of any electronic platform or electronic transmission and disclaims all liability for errors or omissions therein. No warranty of any kind is made by Lender or any of its Affiliates or related persons in connection with any electronic platform or electronic transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. The Borrower and each other Loan Party executing this Agreement agrees that Lender has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for any Approved Electronic Communication.

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No Approved Electronic Communications shall be denied legal effect merely because it is made electronically. Approved Electronic Communications that are not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such Approved Electronic Communication, an E-Signature, upon which Lender and the Loan Parties may rely and assume the authenticity thereof. Each Approved Electronic Communication containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original. Each E-Signature shall be deemed sufficient to satisfy any requirement for a “signature” and each Approved Electronic Communication shall be deemed sufficient to satisfy any requirement for a “writing”, in each case, including pursuant to this Agreement, any other Loan Document, the UCC, the Federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural law governing such subject matter. Each party or beneficiary hereto agrees not to contest the validity or enforceability of an Approved Electronic Communication or E-Signature under the provisions of any applicable law requiring certain documents to be in writing or signed; provided that nothing herein shall limit such party’s or beneficiary’s right to contest whether an Approved Electronic Communication or E-Signature has been altered after transmission.

(b) All Other Notices.

All notices, requests, demands and other communications under, or in respect of, this Agreement or any transactions hereunder, other than those approved for or required to be delivered by Approved Electronic Communications (including pursuant to Section 10.1(a)), shall be in writing and shall be personally delivered or mailed (by prepaid registered or certified mail, return receipt requested), sent by prepaid recognized overnight courier service, or by email to the applicable party at its address or email address indicated below:

If to Lender:

South Ocean Funding, LLC

9350 Conroy Windermere Road

Windermere, FL 34786

Attention: James B. Avery, Manager

Email: javery@tavistock.com

with a copy to:

Baker & Hostetler LLP

200 South Orange Avenue, Ste 2300

Orlando, FL 32801

Attention: Christopher J. Carolan & Jeffrey E. Decker

Email: CCarolan@bakerlaw.com; Jdecker@bakerlaw.com

If to the Borrower or any other Loan Party:

Inseego Corp.

9710 Scranton Road, Ste 200

San Diego, CA 92121

Attention: Steven Gatoff, Chief Financial Officer

Email: steven.gatoff@inseego.com

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with a copy to:

Inseego Corp.

9710 Scranton Road, Ste 200

San Diego, CA 92121

Attention: Kurt Scheuerman, Chief Administrative Officer

Email: kurt.scheuerman@inseego.com

with a copy to:

Inseego Corp.

9710 Scranton Road, Ste 200

San Diego, CA 92121

Attention: Audit Committee Chairperson

with a copy to:

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, NY 10017

Attention: Brian E. Greer

Email: greerb@gtlaw.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party delivered as aforesaid. All such notices, requests, demands and other communications shall be deemed given (i) when personally delivered, (ii) three Business Days after being deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested), (iii) one Business Day after being delivered to the overnight courier service, if prepaid and sent overnight delivery, addressed as aforesaid and with all charges prepaid or billed to the account of the sender, or (iv) when sent by email transmission to an email address designated by such addressee and the sender receives a confirmation of transmission.

10.2 Severability. If any provision of this Agreement or any other Loan Document is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement or such other Loan Document, as the situation may require, and this Agreement and the other Loan Documents shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.

10.3 Integration. This Agreement and the other Loan Documents represent the final, entire and complete agreement between each Loan Party hereto and thereto and Lender and supersede all prior and contemporaneous negotiations, oral representations and agreements, all of which are merged and integrated into this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES THAT ARE NOT SET FORTH IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

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10.4 Waivers. The failure of Lender at any time or times to require any Loan Party to strictly comply with any of the provisions of this Agreement or any other Loan Documents shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Lender or its agents or employees, but only by a specific written waiver signed by an authorized officer of Lender and delivered to the Borrower. Once an Event of Default shall have occurred, it shall be deemed to continue to exist and not be cured or waived unless specifically cured pursuant to the terms of this Agreement or waived in writing by an authorized officer of Lender and delivered to the Borrower. Each Loan Party waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, Instrument, Account, General Intangible, Document, Chattel Paper, Investment Property or guaranty at any time held by Lender on which such Loan Party is or may in any way be liable, and notice of any action taken by Lender, unless expressly required by this Agreement, and notice of acceptance hereof.

10.5 Amendment. This Agreement may not be amended or modified except in a writing executed by the Borrower, the other Loan Parties party hereto (to the extent such amendment is directly adverse to such Loan Party) and Lender, subject to the terms of the Closing Date Participation Agreements.

10.6 Time of Essence. Time is of the essence in the performance by each Loan Party of each and every obligation under this Agreement and the other Loan Documents.

10.7 Expenses, Fee and Costs Reimbursement. The Borrower hereby agrees to promptly pay (a) all fees, costs and expenses of Lender (including Lender’s underwriting fees), (b) all reasonable and documented out-of-pocket fees, costs and expenses of a single outside law firm of primary legal counsel to, and appraisers, accountants, consultants and other professionals and advisors retained by or on behalf of, Lender, all of which shall be reasonable, prior to the occurrence and during the continuation of an Event of Default, in connection with: (i) all loan proposals and commitments pertaining to the transactions contemplated hereby (whether or not such transactions are consummated), (ii) the examination, review, due diligence investigation, documentation, negotiation and closing of the transactions contemplated by the Loan Documents (whether or not such transactions are consummated), (iii) the creation, perfection and maintenance of Liens pursuant to the Loan Documents, (iv) the performance by Lender of its rights and remedies under the Loan Documents, (v) the administration of the Loans (including usual and customary fees for wire transfers and other transfers or payments received by Lender on account of any of the Obligations) and Loan Documents, (vi) any amendments, modifications, consents and waivers to and/or under any and all Loan Documents (whether or not such amendments, modifications, consents or waivers are consummated), (vii) any periodic public record searches conducted by or at the request of Lender (including, title investigations and public records searches), pending litigation and tax lien searches and searches of applicable corporate, limited liability company, partnership and related records concerning the continued existence, organization and good standing of certain Persons), (viii) protecting, storing, insuring, handling, maintaining, auditing, examining, valuing or selling any Collateral, (ix) any litigation, dispute, suit or proceeding relating to any Loan Document and (x) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Loan Documents (it being agreed that such costs and expenses may include the costs and expenses of workout consultants, investment bankers, financial consultants, appraisers, valuation firms and other professionals and advisors retained by or on behalf of Lender) and (c) without limitation of the preceding clauses (a) and (b), all out-of-pocket costs and expenses of Lender in connection with Lender’s reservation of funds in anticipation of the funding of the initial Loans to be made hereunder. Any fees, costs and expenses owing by the Borrower or any other Loan Party hereunder shall be due and payable within three days after written demand therefor.

10.8 Benefit of Agreement; Assignability. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of the Borrower, each other Loan Party hereto and the Credit Parties; provided that neither the Borrower nor any other Loan Party may assign or transfer any of its rights under this Agreement without the prior written consent of Lender, and any prohibited assignment shall be void. No consent by Lender to any assignment shall release any Loan Party from its liability for any of the Obligations. Lender shall have the right to assign all or any of its rights and obligations under the Loan Documents (other than the Warrants, as to which assignment, transfer and other such actions are governed by the terms thereof) to one or more other Persons, and each Loan Party agrees, to the extent applicable, to execute any agreements, instruments and documents reasonably requested by Lender in connection with any such assignments; provided that (x) Lender shall provide prior written notice to the Borrower for any such sale, assignment or transfer and (y) so long as no Event of Default has occurred and is continuing pursuant to Section 7.1, the prior written consent of the Borrower, not to be unreasonably withheld, conditioned, or delayed (which consent of the Borrower shall be deemed to have been given unless an objection is delivered to Lender within five Business Days after notice of a proposed sale, assignment or transfer is delivered to the Borrower) shall be required for any such sale, assignment or transfer. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement and the other Loan Documents to secure obligations of Lender, including any pledge or grant to secure obligations to a Federal Reserve Bank.

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10.9 Recordation of Assignment. In respect of any assignment of all or any portion of any Lender’s interest in this Agreement and/or any other Loan Documents at any time and from time to time, the following provisions shall be applicable:

(a) The Borrower, or any agent appointed by the Borrower, shall maintain a register (the “Register”) in which there shall be recorded the name and address of each Person holding any portion of the Loan, and the principal amount and stated interest payable to such Person hereunder. The Borrower hereby irrevocably appoints Lender (and/or any subsequent Lender appointed by Lender then maintaining the Register) as the Borrower’s non-fiduciary agent for the purpose of maintaining the Register.

(b) In connection with any negotiation, transfer or assignment as aforesaid, the transferor/assignor shall deliver to Lender then maintaining the Register an assignment and assumption agreement executed by the transferor/assignor and the transferee/assignee, setting forth the specifics of the subject transaction, including, but not limited to, the amount and nature of Obligations being transferred or assigned (and being assumed, as applicable), and the proposed effective date of such transfer or assignment and the related assumption (if applicable).

(c) Subject to receipt of any required tax forms reasonably required by Lender, such Person shall record the subject transfer, assignment and assumption in the Register. Anything contained in this Agreement or other Loan Document to the contrary notwithstanding, no negotiation, transfer or assignment shall be effective until it is recorded in the Register pursuant to this Section 10.9(c). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error; and the Borrower and each Lender shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement and the other Loan Documents. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

10.10 Participations. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, sell to one or more Persons participating interests in the Loan and/or other interests hereunder and/or under any other Loan Document (any such Person, including the Closing Date Participants, a “Participant”). In the event of a sale by Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder and under the other Loan Documents shall remain unchanged for all purposes, (b) the Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender’s rights and obligations hereunder and under the other Loan Documents and (c) all amounts payable by the Borrower shall be determined as if Lender had not sold such participation and shall be paid directly to Lender; provided, however, that a Participant shall be entitled to the benefits of Section 9.1 as if it were a Lender, if the Borrower is notified of the participation and the Participant complies with Section 9.1(e). The Borrower agrees that, if amounts outstanding under this Agreement or any other Loan Document are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall not be exercised without the prior written consent of Lender and shall be subject to the obligation of each Participant to share with Lender its share thereof. The Borrower also agrees that each Participant shall be entitled to the benefits of Section 10.9 as if it were Lender. Notwithstanding the granting of any such participating interests: (x) the Borrower shall look solely to Lender for all purposes of this Agreement, the Loan Documents and the transactions contemplated hereby (other than the obligation of the Closing Date Participants to fund their pro rata share of the Loan Commitment in accordance with this Agreement), (y) the Borrower shall at all times have the right to rely upon any amendments, waivers or consents signed by Lender as being binding upon all of the Participants and (z) all communications in respect of this Agreement and such transactions shall remain solely between the Borrower and Lender (exclusive of Participants) hereunder. Lender granting a participation hereunder shall maintain, as a non-fiduciary agent of the Borrower, a register as to the participations granted and transferred under this Section 10.10 containing the same information specified in Section 10.9 on the Register as if each Participant were a Lender to the extent required to cause the Loan to be in registered form for the purposes of Sections 163(f), 165( j), 871, 881, and 4701 of the Code.

10.11 Headings; Construction. Section and subsection headings are used in this Agreement only for convenience and do not affect the meanings of the provisions that they precede.

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10.12 USA PATRIOT Act Notification. Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it may be required to obtain, verify and record certain information and documentation that identifies such Person, which information may include the name and address of each such Person and such other information that will allow Lender to identify such Persons in accordance with the USA PATRIOT Act.

10.13 Counterparts; Email Signatures. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement. This Agreement may be executed by signatures delivered by electronic mail, each of which shall be fully binding on the signing party.

10.14 GOVERNING LAW. THIS AGREEMENT, ALONG WITH ALL OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED OTHERWISE IN SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW). FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF, OR CONNECTED TO OR WITH, THIS AGREEMENT AND ALL SUCH OTHER LOAN DOCUMENTS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5¬1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).

10.15 WAIVERS AND JURISDICTION.

(a) CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS. ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR IN ANY OTHER COURT (IN ANY JURISDICTION) SELECTED BY LENDER IN ITS SOLE DISCRETION, AND THE BORROWER AND EACH OTHER LOAN PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFOREMENTIONED COURTS. THE BORROWER AND EACH OTHER LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR BASED ON UPON 28 U.S.C. § 1404, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND ADJUDICATION OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFOREMENTIONED COURTS AND AMENDMENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. THE BORROWER AND EACH OTHER LOAN PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER, AMENDMENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWER AND EACH OTHER LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THE BORROWER OR ANY OTHER LOAN PARTY AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER’S NOTICE ADDRESS (ON BEHALF OF THE BORROWER OR SUCH LOAN PARTY) SET FORTH IN SECTION 10.1 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAIL, OR, AT LENDER’S OPTION, BY SERVICE UPON THE BORROWER OR ANY OTHER LOAN PARTY IN ANY OTHER MANNER PROVIDED UNDER THE RULES OF ANY SUCH COURTS.

10.16 Publication. The Borrower and each other Loan Party consents to the publication by Lender of a tombstone, press releases or similar advertising material relating to the financing transactions contemplated by this Agreement, and Lender reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

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10.17 Confidentiality. Lender agrees to use commercially reasonable efforts not to disclose Confidential Information to any Person without the prior consent of the Borrower; provided, however, that nothing herein contained shall limit any disclosure of the tax structure of the transactions contemplated hereby, or the disclosure of any information (a) to the extent required by applicable law, statute, rule, regulation or judicial process or in connection with the exercise of any right or remedy under any Loan Document, or as may be required in connection with the examination, audit or similar investigation of Lender or any of its Affiliates, (b) to examiners, auditors, accountants or any regulatory authority, (c) to the officers, partners, managers, directors, employees, agents and advisors (including independent auditors, lawyers and counsel) of Lender or any of its Affiliates, (d) in connection with any litigation or dispute which relates to this Agreement or any other Loan Document to which Lender is a party or is otherwise subject, (e) to a subsidiary or Affiliate of Lender, (f) to any assignee or participant (or prospective assignee or participant) which agrees to be bound by this Section 10.17 and (g) to any lender or other funding source of Lender (each reference to Lender in the foregoing clauses shall be deemed to include the actual and prospective assignees and participants referred to in clause (f) and the lenders and other funding sources referred to in clause (g), as applicable for purposes of this Section 10.17); provided, further, that in no event shall Lender be obligated or required to return any materials furnished by or on behalf of the Borrower or any other Loan Party. The obligations of Lender under this Section 10.17 shall supersede and replace the obligations of Lender under any confidentiality letter or provision in respect of this financing or any other financing previously signed and delivered by Lender to the Borrower or any of their respective Affiliates.

10.18 Nonliability of Lender. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether Lender has advised or is advising the Borrower or any of its Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by Lender are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and Lender, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents and (b)(i) Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person, (ii) Lender does not have any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents and (iii) Lender and its respective branches and Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates.

10.19 Release of Collateral.

(a) At such time as the Loan and the other Obligations shall have been paid in full (other than contingent indemnification obligations for which no claim has been made or is reasonably foreseeable) and the Loan Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of each Credit Party and each Loan Party hereunder shall terminate, all without delivery of any instrument or any further action by any party, and all rights to the Collateral shall revert to the Borrower. At the request and sole expense of any Loan Party following any such termination, Lender shall deliver to such Loan Party any Collateral held by Lender hereunder, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.

42

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by this Agreement, then the Lien created pursuant to this Agreement in such Collateral shall be released, and Lender, at the request and sole expense of such Loan Party, shall execute and deliver to such Loan Party all releases and other documents reasonably necessary or advisable for the release of the Liens created hereby on such Collateral; provided that the Borrower shall provide to Lender evidence of such transaction’s compliance with this Agreement and the other Loan Documents as Lender shall reasonably request. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all of the Equity Interests of such Guarantor are sold, transferred or otherwise disposed of in a transaction permitted by this Agreement; provided that the Borrower shall have delivered to Lender, at least 10 Business Days (or such shorter period reasonably acceptable to Lender) prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents.

[Remainder of Page Intentionally Blank]

43

IN WITNESS WHEREOF, the Borrower, each other Loan Party signatory hereto and Lender have signed this Agreement as of the date first set forth above.

INSEEGO CORP.,

as the Borrower

By: /s/ KURT E. SCHEUERMAN

Name: Kurt E. Scheuerman

Title:   Chief Administrative Officer and General Counsel

INSEEGO WIRELESS, INC.,

as a Guarantor

By: /s/ KURT E. SCHEUERMAN

Name: Kurt E. Scheuerman

Title:   Chief Administrative Officer and General Counsel

INSEEGO NORTH AMERICA, LLC,

as a Guarantor

By: /s/ KURT E. SCHEUERMAN

Name: Kurt E. Scheuerman

Title:   Manager

[Signature Page to Loan and Security Agreement]

44

SOUTH OCEAN FUNDING, LLC,

as Lender

By: /s/ JAMES B. AVERY

Name: James B. Avery

Title:   Manager

[Signature Page to Loan and Security Agreement]

45

Schedule A

(1) Description of Certain Terms

1.	Lender’s Bank:	PNC Bank, National Association 249 Fifth Avenue Pittsburgh, PA 15222 ABA Routing: [●] Account: [●]
2.	Scheduled Maturity Date:	September 30, 2024

(2) Loan Commitments

Lender/Closing Date Participant	Loan Commitment
South Ocean Funding, LLC	$16,500,000
North Sound Ventures, LP	$2,000,000
Philip Brace	$1,000,000
Total	$19,500,000

A-1

Schedule B

Definitions

Unless otherwise defined herein, the following terms are used herein as defined in the UCC: Accounts, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights, Proceeds, Supporting Obligations and Tangible Chattel Paper.

As used in this Agreement, the following terms have the following meanings:

“Additional Documents” has the meaning set forth in Section 3.3(b).

“Additional Participant” has the meaning set forth in Section 1.11(d).

“Affiliate” means, with respect to any Person, any other Person in control of, controlled by or under common control with, the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including any officer or director of the first Person or any of its Affiliates; provided, however, that neither Lender nor any of its Affiliates shall be deemed an “Affiliate” of the Borrower for any purposes of this Agreement. For the purpose of this definition, a “substantial interest” means the direct or indirect legal or beneficial ownership of more than 10% of any class of equity or similar interest.

“Agreement” has the meaning set forth in the preamble hereof.

“Approved Electronic Communication” means each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, facsimile or any other equivalent electronic service, whether owned, operated or hosted by Lender, any of its Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Lender pursuant to this Agreement or any other Loan Document, including any financial statement, financial and other report, notice, request, certificate and other information or material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Lender specifically instructs a Person to deliver in physical form.

“Authorized Accounts Form” has the meaning set forth in Section 4.1.

“Authorized Officer” means the chief executive officer, chief financial officer, chief administrative officer or treasurer of the Borrower and each other Person designated from time to time by any of the foregoing officers of the Borrower in a notice to Lender, which designation shall continue in force and effect until terminated in a notice to Lender from any of the foregoing officers of the Borrower.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.).

“Blocked Account” has the meaning set forth in Section 4.1.

“Blocked Account Control Agreement” has the meaning set forth in Section 4.1.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Business Day” means a day other than a Saturday or Sunday or any other day on which Lender or banks in New York are authorized to close.

B-1

“Capital Expenditures” means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Borrower, but excluding expenditures made in connection with the acquisition, replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with cash awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

“Capitalized Lease” means any lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP, subject to the penultimate paragraph of Schedule B.

“Closing Date” means June 28, 2024.

“Closing Date Participants” has the meaning set forth in the preamble to this Agreement.

“Closing Date Participation Agreements” has the meaning set forth in the preamble to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property and interests in property in or upon which a security interest, mortgage, pledge or other Lien is granted pursuant to this Agreement or the other Loan Documents, including all of the property of each Loan Party described in Section 3.1.

“Collateral Pledge Agreement” means (a) that certain Collateral Pledge Agreement, dated as of the date hereof, by the Pledgors (defined therein) and Lender, as pledgee, and (b) any other pledge agreement made by a pledgor in favor of Lender from time to time after the Closing Date.

“Collections” has the meaning set forth in Section 4.1.

“Compliance Certificate” means a compliance certificate substantially in the form of Exhibit F hereto to be signed by an Authorized Officer of the Borrower.

“Confidential Information” means confidential information that any Loan Party furnishes to Lender pursuant to any Loan Document concerning any Loan Party’s business, but does not include any such information once such information has become, or if such information is, generally available to the public or available to Lender (or other applicable Person) from a source other than the Loan Parties which is not, to Lender’s knowledge, bound by any confidentiality agreement in respect thereof.

“Controlled Account” has the meaning set forth in Section 4.1.

“Controlled Account Agreement” has the meaning set forth in Section 4.1.

“Convertible Notes” means those certain 3.25% Convertible Senior Notes, due May 1, 2025, issued under the Convertible Notes Indenture.

“Convertible Notes Debt” means all unsecured Indebtedness, liabilities and obligations of every kind and nature owing by any Loan Party or any of the Affiliates of any Loan Party pursuant to the Convertible Notes (including any and all such Indebtedness, liabilities and obligations arising or accruing during any bankruptcy, reorganization or other similar proceeding of any Loan Party or any of their Affiliates, whether or not allowed or allowable in such bankruptcy, reorganization or other similar proceeding).

B-2

“Convertible Notes Documents” means, collectively, the Convertible Notes Indenture, the Convertible Notes and all other instruments and other agreements and contracts executed and delivered from time to time in connection therewith, in each case, including all exhibits, schedules, annexes and disclosure letters referred to therein or delivered pursuant thereto, if any.

“Convertible Notes Indenture” means that certain Indenture between the Borrower and Wilmington Trust, National Association, a national banking association, as trustee (“Trustee”), as supplemented by that certain First Supplemental Indenture, dated as of May 12, 2020, between the Borrower and Trustee.

“Credit Party” and “Credit Parties” each have the meaning set forth in the preamble to this Agreement.

“Default” means any event which with notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” means 14.00%.

“Disqualified Equity Interests” means any Equity Interests which, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition, (a) mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder thereof, in whole or in part, on or prior to the date which is 91 days following the last day of the term of this Agreement (excluding any provisions requiring redemption upon a “change of control” or similar event; provided that such “change of control” or similar event results in the payment in full of the Obligations), (b) are convertible into, or exchangeable for, (i) debt securities or (ii) any Equity Interests referred to in clause (a) above, in each case, at any time on or prior to the date which is 91 days following the last day of the term of this Agreement or (c) are entitled to receive scheduled dividends or distributions in cash prior to the Termination Date.

“Dollar Equivalent” means, at any time, (a) as to any amount denominated in Dollars, the amount hereof at such time and (b) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as determined by Lender at such time that such amount could be converted into Dollars by Lender according to prevailing exchange rates selected by Lender.

“Dollars” or “$” means United States Dollars, lawful currency for the payment of public and private debts.

“E-Signature” means the process of attaching to, or logically associating with, an Approved Electronic Communication an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Approved Electronic Communication) with the intent to sign, authenticate or accept such Approved Electronic Communication.

“Equity Interests” means, with respect to a Person, all of the shares of stock, warrants, interests, participations or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934, as in effect from time to time).

“ERISA” means the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of section 414(b) or (c) of the Code (and sections 414(m) and (o) of the Code for purposes of provisions relating to section 412 of the Code and section 302 of ERISA).

B-3

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or the receipt of notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan under Section 4042 of ERISA; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

“Event of Default” has the meaning set forth in Section 7.1.

“Excluded Collateral” has the meaning set forth in Section 3.1.

“Excluded Subsidiary” means, subject to Section 3.3(d), any Subsidiary organized and existing under the laws of a jurisdiction other than the United States.

“Excluded Taxes” means any of the following Taxes imposed on, or with respect to, a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on, or measured by, net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of Lender, its lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) United States federal withholding Taxes imposed on amounts payable to, or for the account of, such Recipient with respect to an applicable interest in a Loan or commitment pursuant to a law in effect on the date on which such Recipient acquires such interest in the Loan or commitment or acquires such participation, except, in each case, to the extent that, pursuant to Section 9.1 amounts with respect to such Taxes were payable either to such Recipient’s assignor (or Lender granting such participation) immediately before such assignment or grant of participation; (c) Taxes attributable to such Recipient’s failure to comply with Section 9.1(e); and (d) any withholding Taxes imposed pursuant to FATCA.

“Existing Maturity Date” has the meaning set forth in Section 1.11(a).

“Exit Fee” has the meaning set forth in Section 2.2(b).

“Extraordinary Receipts” means any cash or cash equivalents received by, or paid to or for, the account of any Loan Party not in the ordinary course of business, including amounts received in respect of foreign, United States, state or local tax refunds, purchase price adjustments, indemnification payments and pension plan reversions.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 2.00%.

“Fee Letter” means that certain Fee Letter, dated as of the date hereof, by and among the Borrower and Lender.

B-4

“Fiscal Year” means the fiscal year of the Borrower which ends on December 31st of each year.

“Foreign Subsidiary” means any Subsidiary organized and existing under the laws of a jurisdiction other than the United States.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination, in any case consistently applied, subject to the penultimate and fourth from the bottom paragraph of this Schedule B.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantors” has the meaning set forth in the preamble to this Agreement.

“Guaranty”, “Guaranteed” or to “Guarantee”, as applied to any Indebtedness, liability or other obligation, means (a) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the ordinary course of business), of any part or all of such Indebtedness, liability or obligation, and (b) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Indebtedness, liability or obligation by any means (including the purchase of securities or obligations, the purchase or sale of property or services or the supplying of funds).

“Highbridge” means Highbridge Capital Management, LLC, a Delaware limited liability company and the investment adviser to certain funds and accounts.

“Highbridge Note” means the Convertible Note issued to Highbridge in the outstanding principal amount of $45,901,000.

“Highbridge Note Satisfaction Agreement” means that certain Repurchase Agreement, by and between the Borrower and Highbridge, pursuant to which the Borrower will purchase from Highbridge, and Highbridge will sell, assign, transfer and deliver to the Borrower, all of Highbridge’s right, title and interest in and to the Highbridge Note.

“Highbridge Note Satisfaction Payment” means the amount required to be paid to Highbridge, which shall not exceed $32,130,700, in exchange for the satisfaction and cancellation of the Highbridge Note pursuant to the Highbridge Note Satisfaction Agreement.

“Indebtedness” means (without duplication), with respect to any Person, (a) all obligations or liabilities, contingent or otherwise, for borrowed money, (b) all obligations represented by promissory notes, bonds, debentures or the like, or on which interest charges are customarily paid, (c) all liabilities secured by any Lien on property owned or acquired, whether or not such liability shall have been assumed, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade payables which are not 90 days past the due date incurred in the ordinary course of business, but including the maximum potential amount payable under any earn-out or similar obligations), (f) all Capitalized Leases of such Person, (g) all obligations (contingent or otherwise) of such Person as an account party or applicant in respect of letters of credit and/or bankers’ acceptances, or in respect of financial or other hedging obligations, (h) all Equity Interests issued by such Person subject to repurchase or redemption at any time on or prior to the Scheduled Maturity Date, other than voluntary repurchases or redemptions that are at the sole option of such Person, (i) all principal outstanding under any synthetic lease, off-balance sheet loan or similar financing product and (j) all Guarantees, endorsements (other than for collection in the ordinary course of business) and other contingent obligations in respect of the obligations of others.

B-5

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on, or with respect to, any payment made by, or on account of, any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information Certificate(s)” means, (a) as of the Closing Date, the information certificate(s) annexed hereto and (b) as of any date after the Closing Date, the information certificate(s) described in the immediately foregoing clause (a) as most recently updated and delivered to Lender.

“Inseego North America” has the meaning set forth in the preamble to this Agreement.

“Inseego Wireless” has the meaning set forth in the preamble to this Agreement.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Licenses” means any license, sublicense or agreement under which a party grants rights to any Intellectual Property.

“Intellectual Property Security Agreement” means a short form confirmatory Intellectual Property Security Agreement to be filed in the United States Patent and Trademark Office and/or United States Copyright Office substantially in the form of Exhibit G.

“Interest Rate” means an interest rate of 12.00% per annum.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102 of the UCC, (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (c) whether or not constituting “investment property” as so defined, all Pledged Equity.

“Issuers” means the collective reference to each issuer of Investment Property; provided that in no event shall such term include Inseego Corp.

“Judgment Currency” has the meaning set forth in Section 6.2(b).

“Lender” has the meaning set forth in the preamble to this Agreement.

“Lender’s Bank” means Lender’s account as set forth in Section 2 of Schedule A(1), or such other account as Lender may from time to time notify to Borrower.

“Lender’s Office” means Lender’s address as set forth in Section 10.01(b), or such other address as Lender may from time to time notify to Borrower.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority or preferential arrangement in the nature of a security interest of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capitalized Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

B-6

“Loan” has the meaning set forth in Section 1.1.

“Loan Account” has the meaning set forth in Section 2.4.

“Loan Commitment” means the commitment of Lender and each Closing Date Participant to make the Loan to the Borrower, in accordance with the terms of this Agreement, in the amount set forth opposite such Person’s name on Schedule A(2).

“Loan Documents” means, collectively, this Agreement and all notes, guaranties, security agreements, mortgages, certificates, landlord’s agreements, the Controlled Account Agreements, the Blocked Account Control Agreement, the Warrants, the Collateral Pledge Agreement and all other agreements, documents and instruments now or hereafter executed or delivered by the Borrower or any Loan Party in connection with, or to evidence the transactions contemplated by, this Agreement.

“Loan Guaranty” means Section 8 of this Agreement.

“Loan Party” means, individually, the Borrower and any Guarantor party to this Agreement; and “Loan Parties” means, collectively, the Borrower and the Guarantors party to this Agreement.

“Material Adverse Effect” means any event, act, omission, condition or circumstance which, which individually or in the aggregate, has or could reasonably be expected to have a material adverse effect on (a) the business, results of operations, properties, assets or financial condition of the Loan Parties, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their obligations under any of the Loan Documents or (c) the validity or enforceability of, or Lender’s rights and remedies under, any of the Loan Documents.

“Material Contract” means has the meaning set forth in Section 5.18.

“Maturity Date” means the Scheduled Maturity Date (or, if earlier, the Termination Date), or such earlier date as the Obligations may be accelerated in accordance with the terms of this Agreement (including, without limitation, pursuant to Section 7.2).

“Maximum Lawful Rate” has the meaning set forth in Section 2.5.

“Maximum Liability” has the meaning set forth in Section 8.9.

“Moody’s” has the meaning set forth in the definition of “Permitted Investments”.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means, with respect to any issuance or incurrence of any Indebtedness, any issuance of Equity Interests, any sale, assignment, transfer, license, lease (as lessor), exchange or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing) or the receipt of any Extraordinary Receipts by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (a) in the case of any sale, assignment, transfer, license, lease (as lessor), exchange or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing) or the receipt of any Extraordinary Receipts, the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) reasonable fees, commissions, investment banking and brokerage fees, attorneys’ fees, accountants’ fees, expenses and transaction or underwriting fees related thereto incurred by such Person or such Subsidiary in connection therewith, (c) transfer taxes paid or reasonably expected to be payable to any taxing authorities by such Person or such Subsidiary in connection therewith, and (d) net income taxes to be paid or payable.

B-7

“Non-Extending Participant” has the meaning set forth in Section 1.11(a).

“Non-Paying Guarantor” has the meaning set forth in Section 8.10.

“Non-U.S. Recipient” has the meaning set forth in Section 9.1(e)(ii).

“Notice of Borrowing” has the meaning set forth in Section 1.4.

“Obligations” means the Loan and any and all present and future loans, advances, debts, liabilities, fees, expenses, obligations, guaranties, covenants, duties and indebtedness at any time owing by the Borrower or any Loan Party to Lender, whether evidenced by this Agreement, any other Loan Document (other than the Warrants) or otherwise, whether arising from an extension of credit, guaranty, indemnification or otherwise, whether direct or indirect (including those acquired by assignment and any participation by Lender in the Borrower’s indebtedness owing to others), whether absolute or contingent, whether due or to become due, and whether arising before or after the commencement of a proceeding under the Bankruptcy Code or any similar statute.

“Organic Documents” means, with respect to any Person, the certificate of incorporation, articles of incorporation, certificate of formation, certificate of limited partnership, by-laws, operating agreement, limited liability company agreement, limited partnership agreement or other similar governance document of such Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outside Funding Date” means July 1, 2024.

“Participant” has the meaning set forth in Section 10.10.

“Paying Guarantor” has the meaning set forth in Section 8.10.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, and any sections of the Code or ERISA related thereto that are enacted after the date of this Agreement.

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“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by a Loan Party and or ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Indebtedness” means: (a) the Obligations; (b) the Indebtedness existing on the date hereof described in Section 46 of the Information Certificate(s), in each case, along with extensions, refinancings, modifications, amendments and restatements thereof; provided that (i) the principal amount thereof is not increased, (ii) if such Indebtedness is subordinated to any or all of the Obligations, the applicable subordination terms shall not be modified without the prior written consent of Lender and (iii) the terms thereof are not modified to impose more burdensome terms upon any Loan Party; (c) capitalized leases and purchase money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $500,000 at any time outstanding; (d) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (e) [reserved]; (f) other Indebtedness in an amount not to exceed $500,000 in the aggregate at any time outstanding; (g) the Convertible Notes Debt owing by the Loan Parties; (h)(A) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services, in each case, incurred in the ordinary course of business and (B) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that such Indebtedness incurred under this clause (h)(B) is extinguished within 10 Business Days of its incurrence; (i) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds in an amount not to exceed $1,000,000 in the aggregate at any time outstanding; (j) unsecured Indebtedness incurred in the ordinary course of business in respect of open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Loan Party; (k) Indebtedness in respect of intercompany loans permitted by Section 5.25(e) hereof in an amount not to exceed $500,000 in the aggregate at any time outstanding; and (l) Indebtedness consisting of the financing and insurance premiums.

“Permitted Investments” means:

(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case, maturing within one year from the date of acquisition thereof;

(b)marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least AA from Standard & Poor’s Ratings Services, a Division of the McGraw-Hill Companies, Inc. (“S&P”) or Aa from Moody’s Investors Service, Inc. (“Moody’s”), or equivalent rating from a successor ratings agency;

(c)investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 from S&P or P-2 from Moody’s or equivalent rating from a successor ratings agency;

(d)investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by, or placed with and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof, or by any Lender which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e)fully collateralized repurchase agreements with a term of not more than 120 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (d) of this definition; and

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(f)money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated at least AA by S&P or Aa by Moody’s and (iii) have portfolio assets of at least $1,000,000.00.

“Permitted Liens” means (a) purchase money security interests in specific items of Equipment securing Permitted Indebtedness described under clause (c) of the definition of “Permitted Indebtedness”; (b) Liens disclosed in Section 47 of the Information Certificate(s); provided, however, that, to qualify as a Permitted Lien, any such Lien described in Section 47 of the Information Certificate(s) shall only secure the Indebtedness that it secures on the Closing Date and any permitted refinancing in respect thereof; (c) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such Lien) for which adequate reserves in accordance with GAAP are being maintained; provided that the same have no priority over any of Lender’s security interests; (d) Liens of materialmen, mechanics, carriers or other similar Liens arising in the ordinary course of business and securing obligations which are not delinquent or are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such Lien) for which adequate reserves in accordance with GAAP are being maintained; (e) Liens which constitute banker’s liens, rights of set-off or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker’s liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to any Loan Party); (f) cash deposits or pledges of an aggregate amount not to exceed $500,000 to secure the payment of worker’s compensation, unemployment insurance or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds or other obligations of a like nature incurred in the ordinary course of business; (g) licenses, sublicenses or any other rights granted with respect to Intellectual Property in the ordinary course of business; (h) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business; (i) landlords’ and lessors’ statutory Liens; (j) Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under this Agreement, the consignment of goods to a Loan Party; (k) Liens in favor of customs and revenues authorities imposed by applicable law arising in the ordinary course of business in connection with the importation of goods; and (l) Liens in favor of Lender.

“Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, government or any agency or political division thereof or any other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained by any Loan Party or any such plan to which any Loan Party (or with respect to any plan subject to Section 412 or 430 of the Code or Section 302 or Title IV of ERISA, any ERISA Affiliate) is required to contribute.

“Pledged Equity” means the Equity Interests of any direct subsidiary of the Borrower, in each case, as listed on Sections 20 and 41 of the Information Certificate(s), together with any other Equity Interests, certificates, options or rights or instruments of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Loan Party while this Agreement is in effect, and including, without limitation, to the extent attributable to, or otherwise related to, such pledged Equity Interests, all of such Loan Party’s (a) interests in the profits and losses of each Issuer of pledged Equity Interests, (b) rights and interests to receive distributions of each Issuer of pledged Equity Interests’ assets and properties and (c) rights and interests, if any, to participate in the management or each Issuer of pledged Equity Interests related to such pledged Equity Interests.

“Prepayment Event” means: (a) any sale (other than as permitted by Sections 5.25(d)(i), 5.25(d)(ii), 5.25(d)(iii), and 5.25(d)(iv)), transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party; (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any of any Loan Party; (c) the issuance by any Loan Party to any Person (other than to another Loan Party) of any Equity Interests after the Closing Date, or the receipt by any Loan Party of any capital contribution from any Person (other than from another Loan Party) after the Closing Date, other than in connection with exercises under the Borrower’s employee stock option programs, as described in Section 19 of the Borrower’s Information Certificate; (d) the incurrence by any Loan Party of any Indebtedness not permitted by this Agreement; and (e) the receipt by any Loan Party of any Extraordinary Receipts.

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“Recipient” means any Lender, Participant or any other recipient of any payment to be made by, or on account of, any Obligation of any Loan Party under this Agreement or any other Loan Document, as applicable.

“Register” has the meaning set forth in Section 10.9(a).

“Released Parties” has the meaning set forth in Section 6.1.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Restricted Accounts” means Deposit Accounts (a) established and used (and at all times will be used) solely for the purpose of paying current payroll obligations of Loan Parties (and which do not (and will not at any time) contain any deposits other than those necessary to fund current payroll), in each case, in the ordinary course of business, (b) maintained (and at all times will be maintained) solely in connection with an employee benefit plan, but solely to the extent that all funds on deposit therein are solely held for the benefit of, and owned by, employees (and will continue to be so held and owned) pursuant to such plan, (c) escrow accounts, (d) fiduciary or trust accounts or (e) with deposit at any time in an aggregate amount not in excess of $250,000 for all such accounts.

“Scheduled Maturity Date” means the date set forth in Section 2 of Schedule A(1), subject to extension in accordance with Section 1.11.

“Securities Act” means the Securities of Act of 1933, as amended.

“Senior Officer” means the current president, chief executive officer and chief financial officer of any Loan Party.

“S&P” has the meaning set forth in the definition of “Permitted Investments”.

“Stated Rate” has the meaning set forth in Section 2.5.

“Subsidiary” means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the Equity Interests at the time of determination. Unless the context indicates otherwise, references to a Subsidiary shall be deemed to refer to a Subsidiary of the Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier to occur of (a) the date on which all of the Obligations have been paid in full in cash and all of Lender’s lending commitments under this Agreement and under each of the other Loan Documents have been terminated and (b) the Outside Funding Date, if the Loan has not been funded on or prior to such date.

“Trustee” has the meaning set forth in the definition of “Convertible Notes Indenture”.

“UCC” means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of New York or such other applicable jurisdiction.

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“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Warrants” means those certain warrants, dated as of June 28, 2024, issued by the Borrower to the Credit Parties to purchase an aggregate of 550,000 shares of common stock of the Borrower.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either the Borrower or Lender shall so request, Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to Lender financial statements and other documents required under this Agreement and the other Loan Documents which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any Indebtedness or other liabilities of any Loan Party at “fair value”, as defined therein.

As used in this Agreement, as used in the phrases “could reasonably be expected to result” or “could not reasonably be expected to result”, the word “could” shall be construed to mean that a determination has been made, in good faith, that the result in question has a chance of occurring that is not de minimis and not merely within the realm of possibility.

Notwithstanding the foregoing, (i) with respect to the accounting for leases as either operating leases or Capitalized Leases and the impact of such accounting in accordance with FASB ASC 842 on the definitions and covenants herein, GAAP, as in effect on December 31, 2018 shall be applied (whether or not such leases were in effect on such date).

References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. “Or” shall be construed to mean “and/or”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. Time is of the essence for each performance obligation of the Loan Parties under this Agreement and each Loan Document. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any agreement, instrument or document (a) shall include all schedules, exhibits, annexes and other attachments thereto and (b) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless otherwise specified herein Dollar ($) baskets set forth in the representations and warranty, covenants and event of default provisions of this Agreement (and other similar baskets) are calculated as of each date of measurement by the Dollar Equivalents thereof as of such date of measurement.

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